                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      TICKETMASTER ONLINE-CITYSEARCH, INC.,

                              TMCS MERGER SUB, INC.

                                       AND

                                 TICKETWEB INC.








                                  MAY 23, 2000

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I.  DEFINITIONS........................................................1
          1.1.    Defined Terms................................................1
          1.2.    Terms Defined Elsewhere......................................8

ARTICLE II.  THE MERGER.......................................................10
          2.1.    The Merger..................................................10
          2.2.    Effective Time..............................................10
          2.3.    Closing of the Merger.......................................10
          2.4.    Effects of the Merger.......................................10
          2.5.    Certificate of Incorporation and Bylaws.....................10
          2.6.    Directors...................................................11
          2.7.    Officers....................................................11
          2.8.    Conversion of Shares........................................11
          2.9.    Appraisal Rights............................................14
          2.10.   Distribution of the Merger Consideration....................14
          2.11.   Form of Consideration.......................................16
          2.12.   Adjustment Events...........................................16
          2.13.   Additional Post-Closing Adjustments.........................16
          2.14.   Tax and Accounting Consequences.............................17

ARTICLE III.  CLOSING DELIVERIES..............................................18
          3.1.    Deliveries by the Company at the Closing....................18
          3.2.    Deliveries by Parent and Merger Sub at the Closing..........18

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................19
          4.1.    Organization of the Company.................................19
          4.2.    Subsidiaries................................................19
          4.3.    Authorization...............................................19
          4.4.    Capitalization..............................................20
          4.5.    Title to Properties and Assets..............................20
          4.6.    Absence of Certain Activities...............................21
          4.7.    Certain Actions.............................................21
          4.8.    Material Contracts..........................................22
          4.9.    Compliance with Other Instruments...........................22
          4.10.   Financial Statements........................................23
          4.11.   Liabilities.................................................23
          4.12.   Taxes    ...................................................23
          4.13.   Environmental Matters.......................................26
          4.14.   Employee Benefits...........................................26
          4.15.   Compliance with Law.........................................27
          4.16.   Permits.....................................................27
          4.17.   Consents and Approvals......................................27

          4.18.   Litigation..................................................28
          4.19.   Labor Matters...............................................28
          4.20.   Software....................................................28
          4.21.   Intellectual Property.......................................29
          4.22.   Transactions with Certain Persons...........................34
          4.23.   Insurance...................................................34
          4.24.   Accounts Receivable.........................................34
          4.25.   Customers...................................................34
          4.26.   Certain Business Practices..................................35
          4.27.   No Brokers..................................................35
          4.28.   Material Misstatements or Omissions.........................35
          4.29.   Books and Records...........................................35
          4.30.   Bank Accounts...............................................35
          4.31.   Exemption from HSR Act......................................36
          4.32.   Other Commitments...........................................36
          4.33.   Tax-Free Reorganization.....................................36

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........36
          5.1.    Organization of Parent and Merger Sub.......................36
          5.2.    Authorization...............................................36
          5.3.    Compliance with Other Instruments...........................37
          5.4.    Consents and Approvals......................................37
          5.5.    No Prior Activities.........................................37
          5.6.    Litigation..................................................37
          5.7.    Public Documents; Parent's Financial Statements.............38
          5.8.    No Brokers..................................................38
          5.9.    Valid Issuance of Stock.....................................38
          5.10.   Tax Matters.................................................38

ARTICLE VI.  COVENANTS OF ALL PARTIES.........................................39
          6.1.    Conduct of Business.........................................39
          6.2.    Investigation by Parent.....................................40
          6.3.    Further Assurances..........................................41
          6.4.    Ancillary Agreements........................................41
          6.5.    Notification of Certain Matters.............................41
          6.6.    Employee Matters............................................42
          6.7.    Public Announcements........................................43
          6.8.    Restrictions on Transfer....................................43
          6.9.    Registration Statements.....................................43
          6.10.   Options and Warrants........................................48
          6.11.   Indebtedness................................................49
          6.12.   Reorganization Treatment....................................50
          6.13.   Continuation of Indemnification.............................50
          6.14.   Transfer of TicketWeb UK Shares.............................50


ARTICLE VII.  CONDITIONS TO OBLIGATIONS..............................................................51
          7.1.    Conditions to Each Party's Obligations to Effect the Merger........................51
          7.2.    Conditions to the Company's Obligations to Effect the Merger.......................51
          7.3.    Conditions to the Obligations of Parent and Merger Sub to Effect the Merger........52

ARTICLE VIII.  TERMINATION...........................................................................55
          8.1.    Termination........................................................................55
          8.2.    Effect of Termination..............................................................56

ARTICLE IX.  INDEMNIFICATION.........................................................................56
          9.1.    Survival of Representations........................................................56
          9.2.    Indemnification....................................................................57
          9.3.    Notice of Claims...................................................................58
          9.4.    Third Person Claims................................................................59
          9.5.    Limitation on Indemnity............................................................59
          9.6.    Payment out of Escrow Account......................................................60
          9.7.    Remedies...........................................................................60

ARTICLE X.  MISCELLANEOUS............................................................................61
          10.1.   Binding Effect; Assignment.........................................................61
          10.2.   Notices  61
          10.3.   Choice of Law......................................................................62
          10.4.   Entire Agreement; Amendments and Waivers...........................................62
          10.5.   Counterparts.......................................................................62
          10.6.   Severability.......................................................................62
          10.7.   Headings...........................................................................63
          10.8.   Schedules..........................................................................63
          10.9.   No Third Party Beneficiaries.......................................................63
          10.10.  Specific Performance...............................................................63
          10.11.  No Strict Construction.............................................................63
          10.12.  Expenses...........................................................................63
          10.13.  Stockholders' Representatives......................................................63

                                LIST OF EXHIBITS

Exhibit A                  Form of Stockholder Support Agreement
Exhibit B                  Form of Consulting Agreement
Exhibit C                  Form of Employment Agreement
Exhibit D                  Form of Escrow Agreement
Exhibit E                  Form of Non-Competition Agreement
Exhibit F                  Employee Compensation Levels
Exhibit G                  Form of Employee Notice
Exhibit H                  Form of Executive Option Agreement
Exhibit I                  Form of Employee Option Agreement
Exhibit J                  Form of Opinion of Gibson, Dunn & Crutcher LLP
Exhibit K                  Form of Opinion of Venture Law Group
Exhibit L                  Form of Certificate of Merger
Exhibit M                  Form of Opinion of Morris, Nichols, Arsht & Tunnell



                                LIST OF SCHEDULES

Schedule I                 Schedule of Accredited Stockholders
Schedule II                Schedule of Non-Accredited Stockholders
Schedule 2.7               Officers of the Surviving Corporation
Schedule 4.2               Subsidiaries
Schedule 4.4               Capitalization
Schedule 4.5               Assets and Property
Schedule 4.6               Absence of Certain Activities
Schedule 4.7               Certain Actions
Schedule 4.8               Material Contracts
Schedule 4.11              Liabilities
Schedule 4.12              Taxes
Schedule 4.14              Employee Benefits
Schedule 4.16              Permits
Schedule 4.17              Consents and Approvals
Schedule 4.18              Litigation
Schedule 4.19              Labor Matters
Schedule 4.21              Intellectual Property
Schedule 4.22              Transactions with Certain Persons
Schedule 4.23              Insurance
Schedule 4.24              Accounts Receivable
Schedule 4.25              Customers
Schedule 4.27              Brokers
Schedule 4.30              Bank Accounts
Schedule 4.32              Other Commitments
Schedule 6.6               Executive Options
Schedule 6.11              Closing Debt
Schedule 6.13              Indemnification Agreements
Schedule 7.3               Liens

                          AGREEMENT AND PLAN OF MERGER


                  This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of May 23, 2000, is entered into by and among Ticketmaster Online-CitySearch, Inc., a Delaware corporation ("PARENT"), TMCS Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), and TicketWeb Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

                  WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub have each (a) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (b) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, Parent, Merger Sub and the Company intend that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code (as defined below), and in furtherance thereof intend that this Agreement shall be a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations; and

                  WHEREAS, the stockholders of the Company identified on
SCHEDULE I have (a) determined that the Merger is advisable and fair and in their best interests, (b) approved the Merger upon the terms and subject to the conditions set forth in this Agreement and (c) each executed a Stockholder Support Agreement with Parent and Merger Sub concurrently herewith, in the form attached hereto as EXHIBIT A (the "STOCKHOLDER SUPPORT AGREEMENT").

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  1.1. DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

                  "ACCREDITED STOCKHOLDERS" means those stockholders of the Company who the Company believes to be "accredited investors" as that term is defined in Rule 501 promulgated under the Act (as defined below), as indicated on SCHEDULE I attached hereto.

                  "ADJUSTED STOCK PRICE" means the Average Stock Price on the Effective Registration Date; PROVIDED, HOWEVER, that, (a) if the Adjusted Stock Price is less than ninety percent (90%) of the Initial Stock Price, then the Adjusted Stock Price shall be deemed to be ninety percent (90%) of the Initial Stock Price and (b) if the Adjusted Stock Price is greater than one hundred ten percent (110%) of the Initial Stock Price, then the Adjusted Stock Price shall be deemed to be one hundred ten percent (110%) of the Initial Stock Price.

                  "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  "AGGREGATE ADJUSTED MERGER CONSIDERATION" means, subject to
SECTION 2.11 hereof, the number of Parent Shares determined by DIVIDING (a) the SUM of (i) the Purchase Price and (ii) the Aggregate Exercise Price by (b) the Adjusted Stock Price.

                  "AGGREGATE CASH CONSIDERATION" means the number determined by ADDING the Cash Consideration (as defined below) payable to each Non-Accredited Stockholder (as defined below).

                  "AGGREGATE EXERCISE PRICE" means the aggregate consideration due upon exercise of In-The-Money Options/Warrants (as defined below).

                  "AGGREGATE INITIAL MERGER CONSIDERATION" means, subject to
SECTION 2.11 hereof, the number of Parent Shares determined by DIVIDING (a) the SUM of (i) the Purchase Price and (ii) the Aggregate Exercise Price by (b) the Initial Stock Price.

                  "ANCILLARY AGREEMENTS" means the Consulting Agreement, the Employment Agreements, the Escrow Agreement and the Non-Competition Agreements substantially in the forms attached hereto as EXHIBITS B, C, D and E respectively.

                  "AVERAGE STOCK PRICE" means the average of the closing sales prices of Parent Shares (as defined below) on the NASDAQ National Market for each of the seven trading days immediately preceding and including a specified date (for example, the Closing Date or the Effective Registration Date), as reported in the Western Edition of THE WALL STREET JOURNAL.

                  "BUSINESS" means the Company's business of providing Internet-based box-office ticketing software and services.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

                  "CLOSING DEBT" means (a) the outstanding long-term Debt (as defined below) of the Company as set forth on SCHEDULE 6.11, specifically excluding, among other things, trade payables in the Ordinary Course of Business and (b) all Transaction Fees (as defined below) of the Company.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "COMPANY ACCOUNTANTS" means Arthur Andersen LLP.

                  "COMPANY INTELLECTUAL PROPERTY" means any Intellectual Property (as defined below) that is owned or used by, is licensed to, or was developed or created by or for the Company.

                  "COMPANY MARKS" means all fictional business names, trade names, trademarks and service marks (whether registered or unregistered, including any applications for registration of any of the foregoing), logos, Internet domain names, trade dress rights and general intangibles of a like nature used by the Company in connection with the operation or conduct of the Business, including the sale of any products or technology or the provision of any services by the Company, together with the goodwill associated with any of the foregoing.

                  "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all Registered Intellectual Property (as defined below) owned by, filed in the name of, assigned to or applied for by, the Company.

                  "COMPANY SOFTWARE" means all computer software (including all source code and object code, and all documentation, including without limitation all descriptions, programmers' notes, flow-charts, user manuals and other documentation used in connection with the design, development, use and support and maintenance of any computer software) that is owned or used by, is licensed to, or was developed or created by or for the Company, including without limitation any of the foregoing which is used by the Company in its products or otherwise in its Business.

                  "COMPANY TRADE SECRETS" means all proprietary and confidential information of the Company which constitute trade secrets such as proprietary and confidential know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, and data bases in each case excluding any of the foregoing to the extent the rights therein comprise or are protected by copyrights or patents.

                  "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement, dated as of April 27, 2000, by and between the Company and Parent.

                  "CONSENTS" means any and all consents, approvals, authorizations or waivers of any public, governmental or regulatory body or authority or from parties to Material Contracts (as defined below) that are (a) required for the consummation of the transactions contemplated by this Agreement or (b) necessary in order that the Company can conduct the Business after the Closing Date substantially in the same manner as the Business was conducted by the Company before the Closing Date.

                  "CONSULTING AGREEMENT" means that certain Consulting Agreement to be entered into at the Closing by and between the Company and Rick Tyler ("TYLER") substantially in the form attached hereto as EXHIBIT B.

                  "COURT ORDER" means any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

                  "DEBT" means (a) any indebtedness of the Company, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capitalized lease obligations, (b) any balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or account payable, in each case referred to in this clause (b) incurred in the ordinary course of business, (c) all indebtedness of others secured by a lien on any asset of the Company (whether or not such indebtedness is assumed by the Company) and (d) to the extent not otherwise included by clauses (a), (b) and (c), any guaranty by the Company of any indebtedness of any other Person.

                  "DEFAULT" means (a) any actual breach or default, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach or default or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration.

                  "DISCOUNTED STOCK PRICE" means the number determined by MULTIPLYING (a) the Initial Stock Price by (b) 85%.

                  "EFFECTIVE REGISTRATION DATE" means the date that is two Business Days prior to the filing by Parent of a request for acceleration of the effective date of the S-3 Registration Statement (as defined below) to be filed by Parent pursuant to SECTION 6.9.

                  "EMPLOYMENT AGREEMENTS" means those certain Employment Agreements to be entered into at the Closing by and between the Company and each of the Executives (as defined below) substantially in the form attached hereto as EXHIBIT C.

                  "ESCROWED SHARES" means both the Initial Escrowed Shares and the Adjusted Escrowed Shares (both as defined below).

                  "ENCUMBRANCE" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

                  "ESCROW AGREEMENT" means that certain escrow agreement to be entered into at the Closing by and between the Escrow Agent (as defined below), the Stockholders' Representative (as defined below) and Parent substantially in the form attached hereto as EXHIBIT D.

                  "EXECUTIVES" means Andrew Dreskin, Daniel Porter, Michael Schonberg and Dan Teree.

                  "FINANCIAL STATEMENTS" means (a) the Company's audited balance sheets dated as of December 31, 1998 and December 31, 1999, (b) the related statements of operations, changes in shareholders' equity and cash flow for each of the years ended December 31, 1998 and December 31, 1999 and (c) the March 2000 Balance Sheet (as defined below).

                  "FISCAL YEAR" means a twelve month period commencing on January 1 of each calendar year.

                  "GAAP" means generally accepted United States accounting principles.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "IN-THE-MONEY OPTIONS/WARRANTS" means those Options and Warrants (both as defined below) that at the Effective Time, after giving effect to the adjustments provided in SECTION 6.10, have an exercise price per Parent Share that is less than the Initial Stock Price.

                  "INITIAL STOCK PRICE" means the Average Stock Price on the date that is two Business Days prior to the Closing Date; PROVIDED, HOWEVER, that, (a) if the Initial Stock Price is less than ninety percent (90%) of the Signing Stock Price, then the Initial Stock Price shall be deemed to be ninety percent (90%) of the Signing Stock Price and (b) if the Initial Stock Price is greater than one hundred ten percent (110%) of the Signing Stock Price, then the Initial Stock Price shall be deemed to be one hundred ten percent (110%) of the Signing Stock Price.

                  "INTELLECTUAL PROPERTY" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, software, firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

                  "KNOWLEDGE" of the Company means the knowledge of the Executives and Tyler, after a reasonable investigation of the surrounding circumstances.

                  "LIABILITIES" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, known or unknown, and whether accrued, absolute, contingent, matured, unmatured or other.

                  "LICENSE" means any contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property.

                  "MARCH 2000 BALANCE SHEET" means the consolidated and unaudited balance sheet of the Company and its Subsidiaries dated as of March 31, 2000.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" will be deemed to occur if any event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in this Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has, or could reasonably be expected to have or give rise to, a material adverse effect or material adverse change on (a) the condition (financial or otherwise), business, results of operations, assets, prospects, Liabilities, capitalization, operations or financial performance of the party making the representations and warranties, (b) the ability of the Company to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement or (c) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; PROVIDED, HOWEVER, that in no event shall any event, violation, inaccuracy, circumstance or other matter that is attributable to or results from changes in general economic conditions or changes affecting the industry generally in which the Company operates, in and of itself, constitute a Material Adverse Effect or Material Adverse Change.

                  "NON-ACCREDITED COMMON STOCKHOLDERS" means those stockholders of the Company who the Company believes are not "accredited investors" as that term is defined in Rule 501 promulgated under the Act, as indicated on SCHEDULE II attached hereto.

                  "NON-COMPETITION AGREEMENTS" means those certain Non-Competition Agreements to be entered into at the Closing, by and among Parent, the Company and each of the Executives and Tyler, substantially in the form attached hereto as EXHIBIT E.

                  "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" or any similar phrase means the ordinary course of the Business, consistent with the past practice of the Company.

                  "PTO" means the United State Patent and Trademark Office.

                  "PARENT SHARES" means shares of the Class B Common Stock, par value $.01 per share, of Parent.

                  "PERMITS" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other Person, necessary for the past, present or anticipated conduct of, or relating to the operation of the Business.

                  "PERMITTED ENCUMBRANCES" means (a) liens, taxes, assessments and other governmental charges not yet due and payable, (b) statutory, mechanics', laborers' and materialmen liens arising in the Ordinary Course of Business for sums not yet due, (c) statutory and contractual landlord liens under leases pursuant to which the Company is a lessee and not in Default, (d) with regard to real property, any and all matters of record in the jurisdiction where the real property is located including, without limitation, restrictions, reservations, covenants, conditions, oil and gas leases, mineral severances and liens and (e) with regard to real property, any easements, rights-of-way, building or use restrictions, prescriptive rights, encroachments, protrusions, rights and party walls, and liens for taxes, assessments, and other governmental charges not yet due.

                  "PERSON" means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

                  "PURCHASE PRICE" means $35,200,000, as adjusted pursuant to
SECTION 6.11 hereof.

                  "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and servicemarks applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (c) registered copyrights and applications for copyright registration: (d) any mask work registrations and applications to register mask works; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                  "REGULATIONS" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, and including, without limitation, environmental laws, energy, public utility, health codes, occupational safety and health regulations and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

                  "REPRESENTATIVE" means, with respect to any Person, any officer, director, principal, attorney, agent, employee or other representative of such Person.

                  "SIGNING STOCK PRICE" means the Average Stock Price on the date that is two Business Days prior to the date hereof.

                  "STOCKHOLDERS" means the Accredited Stockholders and the Non-Accredited Stockholders.

                  "SUBSIDIARY" means (a) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which the Company is a general partner or (c) any limited liability company, partnership or other entity in which the Company possesses a 50% or greater interest in the total capital or total income of such limited liability company, partnership or other entity.

                  "TERM SHEET" means that certain Employee Compensation Term Sheet, dated as of April 27, 2000, between Parent and the Company.

                  "TICKETWEB UK" means TicketWeb (UK) Limited, a Subsidiary of the Company.

         1.2. TERMS DEFINED ELSEWHERE. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:


                 TERM                                                                  SECTION
                 AAA                                                                   Section 9.3(b)
                 Act                                                                   Section 6.9(a)
                 Additional Expired Options/Warrants                                   Section 2.13(b)
                 Adjusted Common Merger Consideration                                  Section 2.8(d)
                 Adjusted Common Share Amount                                          Section 2.8(d)
                 Adjusted Escrowed Shares                                              Section 2.8(d)
                 Adjusted Preferred Merger Consideration                               Section 2.8(d)
                 Adjusted Preferred Share Amount                                       Section 2.8(d)
                 Adjustment Event                                                      Section 2.12
                 Aggregate Exercise Price                                              Section 1.1
                 Aggregate Initial Merger Consideration                                Section 2.8(b)
                 Agreement                                                             Preamble
                 Arbitrator                                                            Section 9.3(b)
                 CERCLA                                                                Section 4.13
                 Cash Consideration                                                    Section 2.8(b)
                 Claim Notice                                                          Section 9.3(a)
                 Closing                                                               Section 2.3
                 Closing Common Share Amount                                           Section 2.8(b)
                 Closing Date                                                          Section 2.3
                 Closing Preferred Share Amount                                        Section 2.8(a)
                 Common Shares                                                         Section 2.8(b)
                 Common Stock                                                          Section 2.8(b)
                 Company                                                               Preamble
                 Company Disclosure Schedule                                           Article IV
                 Company Indemnified Parties                                           Section 6.13
                 Continuing Company Employees                                          Section 6.6(b)
                 DGCL                                                                  Section 2.1
                 Damages                                                               Section 9.2(a)
                 Dispute Notice                                                        Section 9.3(b)
                 Dissenting Shares                                                     Section 2.9
                 Effective Time                                                        Section 2.2
                 Employee Pension Benefit Plan                                         Section 4.14(a)
                 ERISA                                                                 Section 4.14(a)
                 Escrow Account                                                        Section 2.8(c)
                 Escrow Agent                                                          Section 2.8(c)
                 Excess Closing Debt                                                   Section 6.11
                 Exchange Act                                                          Section 5.7
                 Exercise Price                                                        Section 6.6(b)
                 Expired Options/Warrants                                              Section 2.13(a)
                 Hazardous Materials                                                   Section 4.13
                 Holder                                                                Section 6.9(b)
                 ISOs                                                                  Section 6.10(a)


                 TERM                                                                  SECTION
                 Indemnified Party                                                     Section 9.3(a)
                 Indemnitor                                                            Section 9.3(a)
                 Initial Common Merger Consideration                                   Section 2.8(b)
                 Initial Escrowed Shares                                               Section 2.8(c)
                 Initial Preferred Merger Consideration                                Section 2.8(a)
                 LLC                                                                   Section 4.29
                 MCP                                                                   Section 7.3(n)
                 Material Contracts                                                    Section 4.8(a)
                 Merger                                                                Section 2.1
                 Merger Certificate                                                    Section 2.2
                 Merger Consideration                                                  Section 2.8(e)
                 Merger Sub                                                            Preamble
                 Multiemployer Plan                                                    Section 4.14(a)
                 NIPP                                                                  Section 7.3(o)
                 NIPP Agreement                                                        Section 7.3(o)
                 NIPP Principals                                                       Section 7.3(o)
                 Option                                                                Section 6.10
                 Outside Date                                                          Section 8.1(b)
                 Paciolan                                                              Section 4.32(b)
                 Parent                                                                Preamble
                 Parent Financial Statements                                           Section 5.7
                 Parent Indemnified Parties                                            Section 9.2(a)
                 Plan                                                                  Section 6.10
                 Preferred Shares                                                      Section 2.8(a)
                 Preferred Stock                                                       Section 2.8(a)
                 Proceeding                                                            Section 4.18
                 Real Property                                                         Section 4.5(c)
                 Registrable Securities                                                Section 6.9(a)
                 Registration Expenses                                                 Section 6.9(b)
                 Registration Indemnified Party                                        Section 6.9(c)
                 Registration Indemnifying Party                                       Section 6.9(c)
                 Registration Statements                                               Section 6.9(h)
                 Release                                                               Section 7.3(d)
                 S-3 Effective Date                                                    Section 6.9(a)
                 S-3 Registration Statement                                            Section 6.9(a)
                 S-8 Registration Statement                                            Section 6.9(b)
                 SEC                                                                   Section 6.9(a)
                 SEC Documents                                                         Section 5.7
                 Selling Expenses                                                      Section 6.10(b)
                 Shares                                                                Section 2.8(b)
                 Spread                                                                Section 2.13(c)
                 Stockholders                                                          Recitals
                 Stockholder Indemnified Parties                                       Section 9.2(b)
                 Stockholder Support Agreement                                         Recitals
                 Stockholders' Representative                                          Section 10.13


                 TERM                                                                  SECTION
                 Surviving Corporation                                                 Section 2.1
                 Tax Return                                                            Section 4.12(a)
                 Taxes                                                                 Section 4.12(a)
                 Threshold Amount                                                      Section 9.5(a)
                 Transaction Fees                                                      Section 10.12
                 Tyler                                                                 Section 1.1
                 UK Shares                                                             Section 6.14
                 Violation                                                             Section 6.9(c)
                 Warrant                                                               Section 6.10

                                   ARTICLE II.

                                   THE MERGER

                  2.1 THE MERGER. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall cease.

                  2.2 EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), a Certificate of Merger (the "MERGER CERTIFICATE"), the form of which is attached hereto as EXHIBIT L, shall be duly executed and acknowledged by Merger Sub and the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL. The Merger shall become effective at such time as a properly executed copy of the Merger Certificate is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or such later time as Parent and the Company may agree upon and as set forth in the Merger Certificate (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

                  2.3. CLOSING OF THE MERGER. The closing of the transactions contemplated hereby (the "CLOSING") will take place at the offices of Gibson, Dunn & Crutcher LLP at 333 South Grand Avenue, Los Angeles, California 90071, on the second Business Day after the last of the conditions to Closing set forth in
ARTICLE VII have been satisfied or waived by the party or parties entitled to waive the same or such other date as to which the parties may agree (the "CLOSING DATE").

                  2.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  2.5. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of the Surviving Corporation shall be amended to be as set forth in Exhibit A to the Merger

Certificate until further amended in accordance with applicable law. The Bylaws of Merger Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law; PROVIDED, HOWEVER, that the name of the Surviving Corporation shall be "TicketWeb Inc."

                  2.6. DIRECTORS. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

                  2.7. OFFICERS. The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified. In addition, each individual listed on SCHEDULE 2.7, shall hold the office of the Surviving Corporation listed next to such individual's name on SCHEDULE 2.7, as of the Closing Date until such officer's successor is duly elected or appointed and qualified.

                  2.8. CONVERSION OF SHARES.

                           (a) Subject to SECTION 2.11, at the Effective Time,
each and every share of the Series A preferred stock of the Company, $.001 par value (the "PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time (the "PREFERRED SHARES") (which shall constitute all of the issued and outstanding Preferred Stock, other than Preferred Stock held in the treasury of the Company or owned by the Company immediately prior to the Effective Time) shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof, be canceled and extinguished and be converted automatically into and become the right to receive the number of fully paid and nonassessable Parent Shares equal to the Closing Preferred Share Amount. For the purposes of this SECTION 2.8(a):

                                    (i) "INITIAL PREFERRED MERGER CONSIDERATION"
shall mean the number of Parent Shares determined by DIVIDING (A) $7,500,000 by
(B) the Discounted Stock Price.

                                    (ii) "CLOSING PREFERRED SHARE AMOUNT" shall
mean the Initial Preferred Merger Consideration DIVIDED by the aggregate number of Preferred Shares outstanding immediately prior to the Effective Time.

                           (b) Subject to SECTION 2.11, at the Effective Time,
each and every share of the common stock of the Company, $.001 par value (the "COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (the "COMMON SHARES" and, together with the Preferred Shares, the "SHARES") (which Common Shares shall constitute all of the issued and outstanding Common Stock, other than Common Stock held in the treasury of the Company or owned by the Company immediately prior to the Effective Time and any Common Shares as to which appraisal rights are perfected under Section 262 of the DGCL) shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof, be canceled and extinguished and be converted automatically into and become the right to receive:

                                    (i) with respect to the Common Shares held
by the Non-Accredited Stockholders, the right to receive in cash, without interest, an amount equal to the number determined by MULTIPLYING (A) the Initial Stock Price MULTIPLIED by the Closing Common Share Amount by (B) one hundred ten percent (110%) (the "CASH CONSIDERATION"); and

                                    (ii) with respect to the Common Shares held
by the Accredited Stockholders, the number of fully paid and nonassessable Parent Shares equal to the Closing Common Share Amount. For the purposes of this
SECTION 2.8(b)(ii):

                                             (A) "INITIAL COMMON MERGER
CONSIDERATION" shall mean the number of Parent Shares determined by SUBTRACTING
(1) the Initial Preferred Merger Consideration from (2) the Aggregate Initial Merger Consideration.

                                             (B) "CLOSING COMMON SHARE AMOUNT"
shall mean the Initial Common Merger Consideration DIVIDED by the SUM of (1) the aggregate number of Common Shares outstanding immediately prior to the Effective Time and (2) the aggregate number of shares of Common Stock issuable upon the exercise of all In-The-Money Options/Warrants outstanding immediately prior to the Effective Time.

                           (c) On the Closing Date, certificates representing
the portion of the Aggregate Initial Merger Consideration, otherwise allocable to the Accredited Stockholders, determined by DIVIDING (i) $7,000,000 by (ii) the Initial Stock Price (the "INITIAL ESCROWED SHARES") shall be delivered to U.S. Bank Trust, National Association, as escrow agent (the "ESCROW AGENT") to be held by such Escrow Agent in an escrow account (the "ESCROW ACCOUNT") until the first anniversary of the Closing Date for the benefit of the Accredited Stockholders pursuant to the terms and conditions of the Escrow Agreement. The number of Parent Shares of each Accredited Stockholder to be tendered to the Escrow Agent as Initial Escrowed Shares shall be determined by MULTIPLYING (A) the aggregate number of Parent Shares such Accredited Stockholder is entitled to receive pursuant to SECTION 2.8(a) or SECTION 2.8(b)(ii) by (b) a fraction, the numerator of which is the aggregate number of Initial Escrowed Shares and the denominator of which is the aggregate number of Parent Shares all Accredited Stockholders are entitled to receive pursuant to SECTION 2.8(a) or SECTION 2.8(b)(ii).

                           (d) On the Effective Registration Date, the following
adjustments shall be effected:

                                    (i) The Stockholders' Representative shall,
and the Escrow Agent shall be instructed to, tender to Parent for cancellation all certificates representing Parent Shares previously distributed to the Stockholders' Representative and the Escrow Agent on behalf of the holder of Preferred Shares pursuant to this SECTION 2.8, and Parent shall tender to the holder of Preferred Shares and the Escrow Agent for the benefit of the holder of Preferred Shares new certificates representing an aggregate number of Parent Shares determined by MULTIPLYING the aggregate number of Preferred Shares outstanding immediately prior to the Effective Time by the Adjusted Preferred Share Amount. For purposes of this SECTION 2.8(d)(i):

                                             (A) "ADJUSTED PREFERRED MERGER
CONSIDERATION" shall mean the number of Parent Shares determined by DIVIDING (1) $7,500,000 by (2) the Adjusted Stock Price.

                                             (B) "ADJUSTED PREFERRED SHARE
AMOUNT" shall mean the Adjusted Preferred Merger Consideration divided by the aggregate number of Preferred Shares outstanding immediately prior to the Effective Time.

                                    (ii) The Stockholders' Representative shall,
and the Escrow Agent shall be instructed to, tender to Parent for cancellation all certificates representing Parent Shares previously distributed to the Stockholders' Representative and the Escrow Agent on behalf of the Accredited Stockholders pursuant to this SECTION 2.8, and Parent shall tender to each Accredited Stockholder and the Escrow Agent for the benefit of such Accredited Stockholder new certificates representing, in the aggregate, the number of Parent Shares determined by MULTIPLYING (A) the number of Common Shares held by such holder immediately prior to the Effective Time by (B) the Adjusted Common Share Amount. For the purposes of this SECTION 2.8(d)(ii):

                                             (A) "ADJUSTED COMMON MERGER
CONSIDERATION" shall mean the number of Parent Shares determined by SUBTRACTING
(a) the Adjusted Preferred Merger Consideration from (b) the Aggregate Adjusted Merger Consideration.

                                             (B) "ADJUSTED COMMON SHARE AMOUNT"
shall mean the Adjusted Common Merger Consideration DIVIDED by the SUM of (1) the aggregate number of Common Shares outstanding immediately prior to the Effective Time and (2) the aggregate number of shares of Common Stock issuable upon the exercise of all In-The-Money Options/Warrants outstanding immediately prior to the Effective Time.

                                    (iii) Certificates representing the portion
of the Aggregate Adjusted Merger Consideration, otherwise allocable to the Accredited Stockholders, determined by DIVIDING (A) $7,000,000 by (B) the Adjusted Stock Price (the "ADJUSTED ESCROWED SHARES") shall be delivered to the Escrow Agent to be held by the Escrow Agent in the Escrow Account until the first anniversary of the Closing Date for the benefit of the Accredited Stockholders pursuant to the terms and conditions of the Escrow Agreement. The number of Parent Shares of each Accredited Stockholder to be tendered to the Escrow Agent as Adjusted Escrowed Shares shall be determined by MULTIPLYING (1) the aggregate number of Parent Shares such Accredited Stockholder is entitled to receive pursuant to SECTION 2.8(d)(i) or SECTION 2.8(d)(ii) by (2) a fraction, the numerator of which is the aggregate number of Adjusted Escrowed Shares and the denominator of which is the aggregate number of Parent Shares all Accredited Stockholders are entitled to receive pursuant to SECTION 2.8(d)(i) or SECTION 2.8(d)(ii).

                           (e) The Stockholders' Representative covenants and
agrees to tender the certificates representing Parent Shares of all Stockholders no later than one Business Day prior to the Effective Registration Date. Until such time as the certificates of all Stockholders representing Parent Shares have been tendered by the Stockholders' Representative, Parent shall not be obligated to cause the S-3 Registration Statement to be declared effective pursuant to SECTION 6.9. The aggregate Parent Shares delivered to the Stockholders and deposited with the

Escrow Agent after the adjustments in this paragraph (d), together with the Aggregate Cash Consideration is referred to herein as the "MERGER
CONSIDERATION."

                           (f) At the Effective Time, each outstanding share of
the common stock, without par value, of Merger Sub shall be converted into one share of common stock, $.01 par value, of the Surviving Corporation.

                           (g) At the Effective Time, each share of Common Stock
held in the treasury of the Company or owned by the Company or any direct or indirect Subsidiary of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof, be canceled and extinguished and no payment shall be made with respect thereto.

                  2.9. APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, each Share that is issued and outstanding immediately prior to the Effective Time and that is held by a Stockholder who has properly exercised and perfected appraisal rights under Section 262 of the DGCL (the "DISSENTING SHARES") shall not be converted into or exchangeable for the right to receive Parent Shares or the Cash Consideration as provided in SECTION 2.8, but shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; PROVIDED, HOWEVER, that if such Stockholder shall have failed to perfect or shall have effectively withdrawn or lost the right to appraisal and payment under the DGCL, each Share of such Stockholder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective time, the right to receive Parent Shares or the Cash Consideration (without any interest thereon) in accordance with
SECTION 2.8, and such shares shall no longer be Dissenting Shares. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, settle or offer to settle, any such demands.

                  2.10.    DISTRIBUTION OF THE MERGER CONSIDERATION.

                           (a) On the Closing Date, (i) certificates
representing the Initial Escrowed Shares issuable to the Stockholders shall be delivered to the Escrow Agent as provided in SECTION 2.8(c) and (ii) certificates representing the Parent Shares issuable to the Stockholders less the Initial Escrowed Shares shall be delivered to the Stockholders' Representative. Such Parent Shares delivered to the Escrow Agent and the Stockholders' Representative shall be subject to the restrictions provided in this Agreement and shall be stamped or otherwise imprinted with a legend as provided in the Stockholder Support Agreements.

                           (b) On the Closing Date, Parent shall reserve for the
benefit of the Non-Accredited Common Stockholders an amount in cash equal to the Aggregate Cash Consideration payable pursuant to SECTION 2.8(b)(i). For the purpose of determining the Aggregate Cash Consideration to be reserved, Parent shall assume that no Non-Accredited Common Stockholders will perfect rights to appraisal of their Common Shares. Promptly following the receipt of (i) certificates representing all outstanding Common Shares held by a Non-Accredited Common Stockholder and (ii) an executed release in form and substance reasonably acceptable to Parent in its sole discretion, Parent shall pay to such Non-Accredited Common Stockholder by check or wire transfer (as selected by such holder) the Cash Consideration that such Non-Accredited Stockholder has the right to receive pursuant to the provisions of SECTION 2.8(b)(i), and the applicable certificate or certificates so surrendered shall forthwith be canceled.

                           (c) In the event that any certificate representing
Shares shall have been lost, stolen or destroyed, Parent shall issue in exchange therefor, upon making of an affidavit of that fact by the holder thereof, such Merger Consideration or Cash Consideration as may be required pursuant to this Agreement; PROVIDED, HOWEVER, that Parent may, in its discretion, require the delivery of a suitable bond or indemnity.

                           (d) No fractions of a Parent Share shall be issued in
the Merger, but, in lieu thereof, each Stockholder otherwise entitled to a fraction of a Parent Share on the Effective Registration Date shall be entitled to receive an amount of cash (without interest) determined by multiplying the Adjusted Stock Price by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that the payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

                           (e) All Merger Consideration and Cash Consideration
paid upon the surrender of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing capital stock of the Company are presented to the Surviving Corporation for any reason they shall be canceled as provided in this
ARTICLE II.

                           (f) Neither Parent nor the Surviving Corporation
shall be liable to any holder of Shares for Merger Consideration or Cash Consideration delivered to a public official pursuant to any applicable abandoned property escheat or similar law.

                  2.11. FORM OF CONSIDERATION. With the written consent of the Company, in lieu of delivering the Merger Consideration in the form of Parent Shares as described in SECTIONS 2.8(a) and 2.8(b) above, Parent may, in addition to the Aggregate Cash Consideration, elect to pay all or any portion of the Merger Consideration in cash; PROVIDED, that no consent shall be required if such election does not affect the ability of the Merger to qualify as a "reorganization" under the federal tax laws. In the event that Parent elects to pay any portion of the Merger Consideration in cash rather than Parent Shares, on the Closing Date, Parent will pay to the Stockholders' Representative in immediately available funds to an account designated by such Stockholders' Representative prior to the Closing Date, for the benefit of the Stockholders, that portion of the Merger Consideration so converted to cash and the Company, in its sole discretion, shall determine the allocation of such cash payment among the Stockholders; PROVIDED, HOWEVER, that within each class of Shares, cash and Parent Shares shall be allocated PRO RATA. The Shares held by any Stockholder to whom any cash portion of the Merger Consideration has been allocated pursuant to this SECTION 2.11 shall be deemed to have been converted into the right to receive cash by virtue of the Merger to the extent of such allocation.

                  2.12. ADJUSTMENT EVENTS. If, between the date of this Agreement and the Effective Time, the outstanding Parent Shares shall have been changed into or exchanged for a different number of shares or kind of shares of Parent or another corporation or entity by reason of any reclassification, split-up, stock dividend or stock combination or any arrangement, amalgamation or similar statutory procedure (an "ADJUSTMENT EVENT"), then the Closing Preferred Share Amount and the Closing Common Share Amount shall be appropriately adjusted. If the record date for any such Adjustment Event shall be prior to the Effective Time, but the payment date therefor shall be subsequent to the Effective Time, Parent shall take such action as shall be required so that on such payment date the Stockholders shall be entitled to receive such number or kind of shares as such holder would have received as a result of such event if the record date therefor had been immediately after the Effective Time.

                  2.13. ADDITIONAL POST-CLOSING ADJUSTMENTS.

                           (a) In the event that any In-The-Money
Options/Warrants are cancelled or expire unexercised at any time prior to the first anniversary of the Closing Date (the "EXPIRED OPTIONS/WARRANTS"), (i) certificates representing the number of Parent Shares determined by MULTIPLYING
(A) a fraction, the numerator of which is the aggregate number of Common Shares owned by the Accredited Common Stockholders and outstanding immediately prior to the Effective Time and the denominator of which is the aggregate number of Common Shares outstanding immediately prior to the Effective Time by (B) the number determined by DIVIDING (1) the aggregate Spread for all Expired Options/Warrants by (2) the Adjusted Stock Price, shall be delivered to the Stockholders' Representative for the benefit of the Accredited Common Stockholders PRO RATA based on such holders' respective percentage ownership of all Common Shares owned by the Accredited Common Stockholders and outstanding immediately prior to the Effective Time and (ii) cash equal to the amount determined by MULTIPLYING (A) a fraction, the numerator of which is the aggregate number of Common Shares owned by the Non-Accredited Common Stockholders and outstanding immediately prior to the Effective Time and the denominator of which is the aggregate number of Common Shares outstanding immediately prior to the Effective Time by (B) the aggregate Spread for all Expired Options/Warrants, shall be delivered to the Stockholders' Representative for the benefit of the Non-Accredited

Stockholders PRO RATA based on such holders' respective percentage ownership of all Common Shares owned by the Non-Accredited Stockholders outstanding immediately prior to the Effective Time. Parent Shares and cash underlying Expired Options/Warrants shall be delivered to the Stockholders' Representative within five (5) Business Days of the first anniversary of the Closing Date.

                           (b) In the event that any In-The-Money
Options/Warrants are cancelled or expire unexercised at any time after the first anniversary of the Closing Date, but prior to the second anniversary of the Closing Date (the "ADDITIONAL EXPIRED OPTIONS/WARRANTS"), (i) certificates representing the number of Parent Shares determined by MULTIPLYING (A) a fraction, the numerator of which is the aggregate number of Common Shares owned by the Accredited Common Stockholders and outstanding immediately prior to the Effective Time and the denominator of which is the aggregate number of Common Shares outstanding immediately prior to the Effective Time by (B) the number determined by DIVIDING (1) the aggregate Spread for all Additional Expired Options/Warrants by (2) the Adjusted Stock Price, shall be delivered to the Stockholders' Representative for the benefit of the Accredited Common Stockholders PRO RATA based on such holders' respective percentage ownership of all Common Shares owned by the Accredited Common Stockholders and outstanding immediately prior to the Effective Time and (ii) cash equal to the amount determined by MULTIPLYING (A) a fraction, the numerator of which is the aggregate number of Common Shares owned by the Non-Accredited Common Stockholders and outstanding immediately prior to the Effective Time and the denominator of which is the aggregate number of Common Shares outstanding immediately prior to the Effective Time by (B) the aggregate Spread for all Additional Expired Options/Warrants, shall be delivered to the Stockholders' Representative for the benefit of the Non-Accredited Stockholders PRO RATA based on such holders' respective percentage ownership of all Common Shares owned by the Non-Accredited Stockholders outstanding immediately prior to the Effective Time. Parent Shares and cash underlying Additional Expired Options/Warrants shall be delivered to the Stockholders' Representative within five (5) Business Days of the second anniversary of the Closing Date.

                           (c) For the purposes of this SECTION 2.13, "SPREAD"
means, for each Expired Option/Warrant or Additional Expired Option/Warrant, the number determined by SUBTRACTING (i) the exercise price per Parent Share (after giving effect to the adjustments provided in SECTION 6.10) for such Expired Option/Warrant or Additional Expired Option/Warrant, as the case may be, from
(ii) the Initial Stock Price, if the Spread is being calculated prior to the Effective Registration Date, or, the Adjusted Stock Price, if the Spread is being calculated on or after the Effective Registration Date.

                  2.14.    TAX AND ACCOUNTING CONSEQUENCES.

                           (a) For federal income tax purposes, it is intended
by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                           (b) It is intended by the parties hereto that the
Merger shall be accounted for as a purchase transaction.

                                  ARTICLE III.

                               CLOSING DELIVERIES

                  3.1. DELIVERIES BY THE COMPANY AT THE CLOSING. At the Closing, the Company shall deliver, or cause to be delivered:

                           (a) the Ancillary Agreements;

                           (b) Except as provided in SECTION 2.10(b),
certificates representing all of the Shares;

                           (c) certificates of good standing (i) issued by the
Secretary of State of the State of Delaware for the Company and (ii) issued with respect to TicketWeb UK, dated not more than five days prior to the Closing Date with a bring-down good standing certificate dated as of the Closing Date;

                           (d) a certificate, dated as of the Closing Date and
signed by the Company's President or a Vice President, as to the fulfillment of the conditions set forth in SECTION 7.3;

                           (e) a certificate executed by the Secretary of the
Company, dated as of the Closing Date, certifying resolutions adopted by the Company's board of directors relating to the transactions contemplated by this Agreement and the Ancillary Agreements;

                           (f) copies of all third party and governmental
consents, approvals and filings required in connection with the consummation of the transactions hereunder;

                           (g) the written opinions of counsel described in
SECTION 7.3(f) and 7.3(q); and

                           (h) such other documents and items as Parent may
reasonably request, including, without limitation, those document referred to in
SECTION 7.3(l) through 7.3(q).

                  3.2. DELIVERIES BY PARENT AND MERGER SUB AT THE CLOSING. At the Closing, Parent and Merger Sub shall deliver, or cause to be delivered:

                           (a) the Ancillary Agreements;

                           (b) certificates representing the Parent Shares to be
distributed to the Stockholders pursuant to SECTIONS 2.8(a) and 2.8(b);

                           (c) a certificate, dated as of the Closing Date and
signed by Parent's authorized representative, as to the fulfillment of the conditions set forth in SECTION 7.2;

                           (d) a certificate executed by the Secretary of the
Parent, dated as of the Closing Date, certifying resolutions adopted by the Parent's board of directors relating to the transactions contemplated by this Agreement and the Ancillary Agreements;

                           (e) the written opinions of counsel described in
SECTION 7.2(d); and

                           (f) such other documents and items as the Company may
reasonably request.

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As a material inducement to Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, correct and complete, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this ARTICLE IV in the disclosure schedule delivered herewith and dated as of the date hereof (the "COMPANY DISCLOSURE SCHEDULE"):

                  4.1. ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and corporate authority to conduct the Business as it is presently being conducted, to own or lease, as applicable, its assets and properties, and to perform all its obligations under its Material Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the assets of the Company or the Business. Copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, heretofore delivered to Parent, are accurate and complete as of the date hereof.

                  4.2. SUBSIDIARIES. Except as set forth on SCHEDULE 4.2, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

                  4.3. AUTHORIZATION. Subject only to the requisite approval of the Merger and this Agreement by the Stockholders pursuant to the Stockholder Support Agreements, the Company has all requisite power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly approved by the board of directors of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and upon execution and delivery of the Ancillary Agreements to which it is a party (assuming the due authorization, execution and deliver of this Agreement and the Ancillary Agreements by the other parties hereto and thereto), this Agreement and the Ancillary Agreements to which the Company is party will be, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

                  4.4.     CAPITALIZATION.

                           (a) SCHEDULE 4.4(a) sets forth the name of each
Person holding any equity securities of the Company or securities convertible into or exchangeable for equity securities of the Company. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 13,002,677 shares are issued and outstanding and (ii) 10,000,000 shares of Preferred Stock, of which 1,607,717 shares are issued and outstanding. All shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. No claim has been made or threatened to the Company asserting that any Person other than a Person listed on SCHEDULE 4.4(a) is the holder or beneficial owner of, or has the right to acquire beneficial ownership of, any stock of, or any other voting, equity or ownership interest in the Company.

                           (b) Except as set forth on SCHEDULE 4.4(b), there are
no (i) options, warrants, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, transfer, purchase, return or redeem capital stock of the Company,
(ii) securities of the Company reserved for issuance for any purpose, (iii) agreements pursuant to which registration rights in the capital stock of the Company have been granted by the Company, (iv) stockholders agreements, whether written or verbal, between the Company and any of its current and former stockholders or (v) statutory preemptive rights or rights of first refusal nor is the Company a party to any contracts which create any such rights with respect to the Shares.

                           (c) The Company has not violated any applicable
federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock. Except as set forth on SCHEDULE 4.4(c), the Company is not party to any agreement with any of its stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

                  4.5.     TITLE TO PROPERTIES AND ASSETS.

                           (a) Except as set forth on SCHEDULE 4.5(a), (i) the
Company has, or will have, as of the Closing, good and valid title to or, in the case of leased properties or properties held under license, good and valid leasehold or license interest in, all of its properties and assets and (ii) the Company holds title to each such property and asset which it purports to own, free and clear of all liens, adverse claims, mortgages, pledges, encumbrances, security interests or charges of any kind. The representations in this SECTION
4.5 do not apply to the Intellectual Property Rights as to which only the representations in SECTION 4.21 shall apply.

                           (b) All of the tangible assets of the Company, are,
or will be as of the Closing, in all material respects in reasonably serviceable operating condition and repair, normal wear and tear excepted, and are adequate for the conduct of the Business of the Company in substantially the same manner as it has heretofore been conducted.

                           (c) SCHEDULE 4.5(c) sets forth a true and complete
list of all real property owned or leased by the Company (collectively, the "REAL PROPERTY"), including the location of, and a brief description of the nature of the activities conducted on, such Real Property. Except as set forth on SCHEDULE 4.5(c), the Company has good and marketable fee simple title to or a valid leaseholder interest in the Real Property, free and clear of all Encumbrances, except Permitted Encumbrances.

                  4.6. ABSENCE OF CERTAIN ACTIVITIES. Except as set forth on
SCHEDULE 4.6, since March 31, 2000, there has not been:

                           (a) any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);

                           (b) any waiver by the Company of a material right or
of a material debt owed to it;

                           (c) any satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Company, except such a satisfaction, discharge or payment made in the Ordinary Course of Business that is not material to the assets, properties, financial condition, operating results or Business of the Company;

                           (d) any material change or amendment to a Material
Contract (as defined below) or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

                           (e) any material change in any compensation
arrangement or agreement with any present or prospective employee, contractor or director not approved by the Company's Board of Directors; or

                           (f) to the Company's knowledge, any other event or
condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

                  4.7. CERTAIN ACTIONS. Since March 31, 2000, the Company has not:

                           (a) declared or paid any dividends, or authorized or
made any distribution upon or with respect to any class or series of its capital stock;

                           (b) incurred any indebtedness for money borrowed or
incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate;

                           (c) made any loans or advances to any person, other
than ordinary advances for travel expenses;

                           (d) sold, exchanged or otherwise disposed of any
material assets or rights other than the sale of inventory in the Ordinary Course of Business; or

                           (e) entered into any transactions with any of its
officers, directors or employees or any entity controlled by any of such individuals (other than employment, stock option, confidentiality, non-competition and intellectual property rights agreements entered into in the Ordinary Course of Business and disclosed on SCHEDULE 4.8 hereto).

                  4.8.     MATERIAL CONTRACTS.

                           (a) All agreements, contracts, leases, licenses,
instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound that (i) are material to the conduct and operations of its Business and properties, (ii) involve any of the officers, consultants, directors, employees or Stockholders of the Company or (iii) obligate the Company to develop any product or technology (the "MATERIAL CONTRACTS") are listed on SCHEDULE 4.8 and have been made available for inspection by Parent and its counsel. For purposes of this
SECTION 4.8, "material" shall mean any agreement, contract, indebtedness, liability or other obligation either (x) having an aggregate value, cost or amount in excess of $50,000 or (y) having an aggregate value, cost or amount in excess of $25,000 and not terminable upon thirty days' notice.

                           (b) Each Material Contract is in full force and
effect, paid currently and has not been materially impaired by any acts or omissions of the Company. Except for those Material Contracts denoted with an asterisk (*) as set forth on SCHEDULE 4.8, no Material Contract requires the consent of any other contracting party to the transactions contemplated by this Agreement to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any Material Contract. All of the Material Contracts are valid, binding and enforceable in accordance with their terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law. The Company has fulfilled, or taken all action reasonably necessary to enable them to fulfill when due, all of its material obligations under each of such Material Contracts. To the Company's knowledge, no party is in material Default under such Material Contracts, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a Default and no notice of any claim of Default has been given to the Company. The Company is not aware of any intent by any party to any Material Contract to terminate or amend the terms thereof or to refuse to renew any such Material Contract upon expiration of its term. The Company is not currently paying liquidated damages in lieu of performance thereunder.

                  4.9. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in Default of (a) any term of the Company's Certificate of Incorporation or Bylaws,
(b) in any material respect, any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound, (c) any provision of any foreign or domestic state or federal judgment, decree or order or (d) to the knowledge of the Company, any statute, rule or regulation applicable to or binding upon the Company. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such Default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a Default under the Company's Certificate of Incorporation or Bylaws, or, to the best of the Company's knowledge, a violation of any Regulations or Court Orders, or an event which results in the creation of any lien, charge or encumbrance upon any of the Company's assets.

                  4.10. FINANCIAL STATEMENTS. The Company heretofore has delivered to Parent true and correct copies of the Financial Statements. The Financial Statements (a) are complete in all material respects, (b) are in accordance with the books and records of the Company, (c) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (d) fairly and accurately present the financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. Except for the March 2000 Balance Sheet, the Financial Statements have been examined by the Company's Accountants, whose report thereon is included with such financial statements. Specifically, but not by way of limitation, the balance sheet of the Financial Statements discloses all of the Company's material debts, Liabilities and obligations of any nature, whether due or to become due, as of the date thereof to the extent such debts, Liabilities and obligations are required to be disclosed in accordance with GAAP. The Company has good and marketable title to all assets set forth on the March 2000 Balance Sheet, except for such assets as have been spent, sold or transferred in the Ordinary Course of Business since the date thereof. The Company has not, and as of the Closing Date will not have, incurred a compensation or other expense in connection with the grant of stock options or warrants to purchase capital stock of the Company granted at any time prior to the Closing Date, including, without limitation, those stock options and warrants approved by the Board of Directors of the Company on May 19, 2000. The closing of the purchase of the outstanding equity of TicketWeb UK as described in SECTION 7.3(q) will not result in an increase in Liabilities or expenses on the Company's consolidated financial statements as compared to the March 2000 Balance Sheet, subject to Permitted Encumbrances.

                  4.11. LIABILITIES. Except as set forth on SCHEDULE 4.11 or on the March 2000 Balance Sheet, the Company has no indebtedness for borrowed money that the Company has, directly or indirectly, created, incurred, assumed or guaranteed, or with respect to which Company has otherwise become directly or indirectly liable, other than in the Ordinary Course of Business. The Company has no Liabilities to any Person relating to, in connection with or arising from the sale of counterfeit tickets to events ticketed by the Company in connection with the Business. As of May 1, 2000, the aggregate Liability of the Company to its commissioned salespersons for commissions that have been earned by such salespersons, but have not been paid to such salespersons as of May 1, 2000 is less than or equal to $19,000. As of May 19, 2000, the aggregate Liability of the Company to all of its ticketing customers for (a) the face value of tickets sold by the Company on behalf of such ticketing customers and (b) all amounts contractually payable as rebates for such tickets sold is less than or equal to $940,000.

                  4.12. TAXES.

                           (a) DEFINITIONS. For purposes of this Agreement:

                                    (i) the term "TAX" (including with
correlative meaning, the terms "TAXES" and "TAXABLE") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                                    (ii) the term "TAX RETURN" means any return,
declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

                           (b) The Company has accurately prepared and timely
filed all Tax Returns it is required to have filed. Such Tax Returns are accurate, complete and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

                           (c) The Company has paid all Taxes it is required to
have paid.

                           (d) Except as set forth on SCHEDULE 4.12(d):

                                    (i) no claim has been made by any taxing
authority in any jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; and

                                    (ii) no extensions or waivers of statutes of
limitations with respect to the Tax Returns have been given by or requested from the Company.

                           (e) SCHEDULE 4.12(e) sets forth:

                                    (i) the taxable years of the Company as to
which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;

                                    (ii) those taxable years for which
examinations by taxing authorities are presently being conducted;

                                    (iii) those years for which notice of
pending or threatened examination or adjustment has been received; and

                                    (iv) those years for which required income
Tax Returns have not yet been filed.

                     (f) Except to the extent indicated in SCHEDULE
4.12(f), all deficiencies asserted or assessments made against the Company as a result of any examinations by any taxing authority have been fully paid.

                     (g) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

                     (h) The Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

                     (i) The Company is not a party to or bound by any closing agreement or offer in compromise with any taxing authority.

                     (j) Except to the extent indicated in SCHEDULE 4.12(j):

                     (i) the Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (or any predecessor provision or comparable provision of state, local or foreign law), or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes;

                               (ii) the Company has no liability for Taxes of
any person (other than the Company and its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by contract, or otherwise;

                               (iii) the Company has not filed a consent
pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it; and

                               (iv) the Company has not been a personal
holding company under Section 542 of the Code.

                     (k) The Company has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise. The Company has not taken action that is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

                     (l) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, other than an agreement, contract, arrangement or plan for which stockholder approval meeting the requirements of Code Section 280G(b)(5) has been or will be obtained prior to the Closing.

                     (m) SCHEDULE 4.12(m) sets forth all foreign jurisdictions in which the Company is subject to tax, is engaged in business or has a permanent establishment.

                     (n) The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

                     (o) No material election with respect to Taxes of the Company will be made by the Executives or the Company after the date of this Agreement without the prior written consent of Parent.

                     (p) None of the income recognized, for federal, state, local or foreign income tax purposes, by the Company during the period commencing on the date hereof and ending on the Closing Date will be derived other than in the ordinary course of business.

                     (q) The provisions for Taxes currently payable on the March 2000 Balance Sheet are at least equal, as of the date thereof, to all unpaid Taxes of the Company, whether or not disputed.

                  4.13. ENVIRONMENTAL MATTERS. During the period that the Company has owned or leased its properties and facilities, (a) to the knowledge of the Company, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities and (b) neither the Company, nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities. For purposes of this Agreement, the terms "disposal," "release" and "threatened release" shall have the definitions assigned thereto by the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq., as amended ("CERCLA"). For the purposes of this SECTION 4.13, "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 ET SEQ.; (iii) the U.S. Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; (iv) the U.S. Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; (v) the U.S. Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 ET SEQ.; (vi) regulations promulgated under any of the above statutes or
(vii) any applicable state or local statute, ordinance, rule, or Regulation that has a scope or purpose similar to those statutes identified above, but shall not include normal cleaning, housekeeping or pest control products or photocopying materials.

                  4.14.    EMPLOYEE BENEFITS.

                           (a) For all purposes of this Agreement,

                                    (i) "EMPLOYEE PENSION BENEFIT PLAN" means
any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan.

                                    (ii) "ERISA" means the Employee Retirement
Income Security Act of 1974, as amended.

                                    (iii) "MULTIEMPLOYER PLAN" means a
multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA.

                           (b) Except as disclosed on SCHEDULE 4.14(b), the
Company does not currently sponsor and has not ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan on behalf of or with respect to any employee of the Company. The Company does not currently sponsor, maintain or contribute to any Multiemployer Plan covering its employees.

                  4.15. COMPLIANCE WITH LAW. The Company and the conduct of the Business have not violated and are in compliance with all Regulations and Court Orders relating to the Business or operations of the Company, except where such violation or noncompliance would not have, either individually or in the aggregate, a Material Adverse Effect. The Company has not received any notice to the effect that, or otherwise been advised that, it is not in compliance in any material respect with any such Regulations or Court Orders, and the Company does not know of any existing circumstances that are likely to result in violations of any of the foregoing.

                  4.16. PERMITS. SCHEDULE 4.16 sets forth a complete list of all Permits material to the operation of the Business or otherwise held by the Company in connection with the Business, all of which are as of the date hereof, and all of which will be as of the Closing Date, in full force and effect. The Company has, and at all times has had, all Permits required under any Regulation in the operation of the Business and owns or possesses such Permits free and clear of all Encumbrances except Permitted Encumbrances, and except such Permits the failure of which to obtain would not have a Material Adverse Effect on the Assets or the Business. The Company is not in material Default and has not received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement. Except as set forth on SCHEDULE 4.16, no present or former stockholder, director, officer or employee of the Company or any Affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Company owns, possesses or uses.

                  4.17. CONSENTS AND APPROVALS. Except as set forth on SCHEDULE
4.17 and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements, of state securities laws, and the filing and recordation of the Merger Certificate as required by the DGCL, no consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by the Company or any of its Affiliates in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

                  4.18. LITIGATION. Except as set forth on SCHEDULE 4.18, there is no action, suit, proceeding, claim, arbitration or investigation ("PROCEEDING") pending (or, to the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company. To the Company's knowledge, there is no factual or legal basis for any such Proceeding that might result, individually or in the aggregate, in any Material Adverse Change in the Business, properties, assets, condition (financial or otherwise) or operations of the Company. The Company is not a party to or subject to the provisions of any Court Order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Proceeding by the Company currently pending or which the Company intends to initiate.

                  4.19.    LABOR MATTERS.

                           (a) The Company is not bound by or subject to (and
none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company, threatened, which could have a Material Adverse Effect on the assets, properties, financial condition, operating results or Business of the Company, nor is the Company aware of any labor organization involving its employees.

                           (b) SCHEDULE 4.19(b) sets forth the names of each of
the key, exempt employees (I.E., those employees whose annual cash compensation exceeds $50,000 and who are considered "exempt" from the payment of overtime) of the Company, and also sets forth the base payment made to such key employee each pay period up to and including the date hereof and projections for the current Fiscal Year of other incentive compensation (including bonuses) for each person named therein. SCHEDULE 4.19(b) also lists as of the date hereof the names of all other employees of the Company, the hourly pay rates of compensation and the job titles for all such employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. SCHEDULE 4.19(b) also sets forth all agreements, written or oral, between the Company and any employee of the Company. To the Company's knowledge, no employee or director of the Company is a party to, or is otherwise bound by, any nondisclosure, confidentiality, noncompetition, proprietary rights, employment, consulting or similar agreement, between such employee or director and any other Person that materially adversely affects or will affect the performance of his or her duties as an employee or director of the Company.

                  4.20.    SOFTWARE.

                           (a) The Company is not a party to any agreement,
arrangement or understanding requiring the Company to place in escrow, or otherwise to permit any third party to use or have access to, the source code to any of the Company Software. The Company Software is fit in all respects for its intended purpose, works in all respects in accordance with its specifications and user or other manuals, does not contain any defect or feature which does or may adversely affect its performance or the performance of any other software and is sufficient to fulfill all commitments entered into by the Company to carry out its Business. The Company has not at any time had any dispute with any Person relating to the functionality, quality or fitness for purpose of the Company Software or relating to its compliance with its specifications or with any warranties given by the Company or any other Person relating to it. The Company has taken all reasonable steps to ensure that the Company Software is free of any virus and there are no grounds for believing that any virus has or will come into contact with the Company Software. None of the Company Software developed by or for the Company contains any software that embodies rights in Intellectual Property of any person other than the Company, except for such software obtained by the Company from other third parties that make such software generally available to all interested purchasers or end-users on standard commercial terms and that have expressly licensed the Company to utilize such software in the manner they have been utilized. The Company has lawfully acquired the right to use any Company Software not exclusively owned by the Company, as it is used in the conduct of the Business as presently conducted and contemplated to conducted, and have not exercised any rights in respect of such Company Software, including, without limitation, any reproduction, distribution or derivative work rights, outside the scope of any license expressly granted by the person from which the right to use such software was obtained. No royalties, fees, honoraria or other payments are payable by the Company to any person by reason of the ownership, use, sale, licensing, distribution or other exploitation of any Company Software or any Company Intellectual Property.

                           (b) The Company has taken all reasonable actions to
document the Company Software and its operation, such that the Company Software, including the source code and documentation, may be modified and maintained in an efficient manner by reasonably competent programmers.

                  4.21.    INTELLECTUAL PROPERTY.

                           (a) SCHEDULE 4.21(b) lists all Company Intellectual
Property and lists any proceedings or actions pending as of the date hereof before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Intellectual Property.

                           (b) The Company has all requisite right, title and
interest in or valid and enforceable rights under contracts or Licenses to use all Company Intellectual Property necessary to the conduct of its business as presently conducted or contemplated to be conducted by the Company's existing business plan. Each item of Company Intellectual Property is owned exclusively by the Company (excluding Intellectual Property licensed to the Company under any License) and is free and clear of any liens, covenants or other adverse claims or interest of any kind or nature. The Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in or to any Company Intellectual Property or suggesting that any Person has any claim of legal or beneficial ownership with respect thereto. The Company (i) owns exclusively, and has good title to, all Company Marks and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own or otherwise uses in connection with the Business; PROVIDED, HOWEVER, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to the Company or are in the public domain.

                           (c) SCHEDULE 4.21(c) lists all Company Marks. Except
as may be set forth in SCHEDULE 4.21(c), the Company makes the following representations and warranties with respect to the Company Marks:

                                    (i) the Company has not received any notice
or claim (whether written, oral or otherwise) challenging the validity or enforceability of the Company Marks, and, to the knowledge of the Company, the Company Marks are legally valid and enforceable without material qualification, limitation or restriction on its use in the classifications and applicable jurisdictions covered by the registrations referred to in SCHEDULE 4.21(a);

                                    (ii) the Company has not taken any action
(or failed to take any action) with respect to, or used or enforced (or failed to use or enforce), the Company Marks, in each case in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment, or unenforceability of the Company Marks, or any of the Company's rights therein, in connection with the uses of the Company Marks made by the Company as of the Closing Date;

                                    (iii) the Company has taken reasonable steps
to protect its rights in and to the Company Marks and to prevent the unauthorized use thereof by any other Person, and has adequately policed the Company Marks against third party infringement of which it is aware;

                                    (iv) the Company Marks have not been and are
not now involved in any opposition or cancellation proceeding and, to the knowledge of the Company, no such action is threatened with the respect to the Company Marks;

                                    (v) to the knowledge of the Company, there
is no trademark or service mark or application therefor of any other Person that is conflicting with the Company Marks and the use of the Company Marks in the manner used by the Company as of the Closing Date does not create a likelihood of confusion with any trade name, trademark or service mark of any other Person;

                                    (vi) to the knowledge of the Company, there
has been no prior use of the Company Marks by any third party which would confer upon such third party superior rights in the Company Marks vis-a-vis the uses of the Company Marks by the Company as of the Closing Date; and

                                    (vii) the Company Marks have been
continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificate.

                           (d) The Company does not own any patents or
applications therefor.

                           (e) To the extent that any Company Intellectual
Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property of sufficient scope to authorize the Company to exercise all of the rights in respect of such Intellectual Property that the Company has exercised or is exercising.

                           (f) Except pursuant to agreements described in
SCHEDULE 4.21(h), the Company has not transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person.

                           (g) The Company Intellectual Property constitutes all
the Intellectual Property used in and/or necessary to the conduct of the Business as it currently is conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company (including products, technology, or services currently under development).

                           (h) SCHEDULE 4.21(h) lists all contracts and Licenses
(including all inbound Licenses) to which the Company is a party with respect to any Intellectual Property. No Person other than the Company has ownership rights or any exclusive license to improvements made by the Company in Intellectual Property which has been licensed to the Company. The expiration dates of all inbound Licenses are sufficiently distant from the date hereof such that no potential impairment on the ability of the Company to commercially exploit any of the Company's technology, products or services could reasonably be imputed by virtue of the non-renewal of the term of any License. To the Company's knowledge, the rights licensed under each License shall be exercisable by the Company on and after the Closing to the same extent as prior to the Closing. Neither the Company nor, to the knowledge of the Company, any other party thereto is any material breach of any contracts or Licenses listed on SCHEDULE 4.21(h) and there are no outstanding claims or, to the Company's knowledge, any threatened disputes or disagreements with respect thereto.

                           (i) SCHEDULE 4.21(i) lists all contracts, Licenses
and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

                           (j) The operation of the business of the Company as
currently conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services of the Company (including products, technology, or services currently under development) does not infringe or misappropriate the Intellectual Property of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or an unfair trade practice under any Regulations, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Regulation, including notice of third party patent or other Intellectual Property rights from a potential licensor of such rights. Except as may be set forth in SCHEDULE 4.21(j), the Company is not a party and has not, in the three years prior to the date hereof, been a party, to any legal action or proceeding that involves or involved a claim of infringement, misappropriation or other wrongful use or exploitation by any Person against the Company of any Intellectual Property of such Person.

                           (k) Each item of Company Registered Intellectual
Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. SCHEDULE 4.21(k) lists all actions that must be taken by the Company within one hundred eighty days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. Except as set forth on SCHEDULE 4.21(k), the Company has registered the copyright with the U.S. Copyright Office for the latest version of each product or technology of the Company that constitutes or includes a copyrightable work. In each case in which the Company has acquired ownership of any Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable Regulations, the Company has recorded each such assignment of Registered Intellectual Property with the relevant governmental or regulatory authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. The Company has not taken any action (or failed to take any action) with respect to, or used or enforced (or failed to use or enforce), any copyrights in copyrighted works that are Company products or other works of authorship that the Company otherwise purports to exclusively own, in each case in a manner that would result in the unenforceability of any such copyrights.

                           (l) There are no contracts or Licenses between the
Company and any other Person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such contract or License, or performance under such contract or License, including with respect to any payments to be made or received by the Company thereunder. There are no contracts or Licenses between the Company and any other Person with respect to Company Intellectual Property that prevents, restricts or otherwise inhibits the Company's freedom to use and exploit any Company Intellectual Property.

                           (m) To the knowledge of the Company, no Person is
infringing or misappropriating any Company Intellectual Property. Except as may be set forth in SCHEDULE 4.21(m), the Company is not a party and has not, in the three years prior to the date hereof, been a party, to any legal action or proceeding, nor is, or during the one-year period prior to date hereof has there been, any legal action or proceeding threatened in writing, that involves or involved a claim of infringement, misappropriation or other wrongful use or exploitation, by the Company against any other Person with regard to any Company Intellectual Property.

                           (n) The Company has taken all commercially reasonable
steps to protect the Company's rights in all material Company Trade Secrets. With respect to each Company Trade Secret, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others. Except under appropriate confidentiality obligations that, to the Company's knowledge, have been fully observed and performed in all material respects, there has been no disclosure by the Company of material confidential information or other Company Trade Secrets to any other Person.

                           (o) Without limiting the generality of the foregoing,
the Company has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form set forth in SCHEDULE 4.21(o). Copies of all such agreements have been provided to Parent or made available to Parent for review. SCHEDULE 4.21(o) sets forth a list of all current and former employees, consultants and independent contractors of the Company and their respective positions, and indicates whether such person has executed such an agreement. To the knowledge of the Company, no employee or consultant of the Company whose duties or responsibilities relate to the development of any Company Software, content or other materials comprising or protected by Company Intellectual Property is obligated under any agreement (including Licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Business. To the knowledge of the Company, the carrying on of the Business by such employees and contractors of the Company and the conduct of the Business as presently proposed, will not, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants or the Company is now obligated. Except as set forth in SCHEDULE 4.21(o), it will not be necessary to utilize any Intellectual Property of any employees of the Company (or Persons the Company currently intends to hire) acquired prior to their employment by the Company in order to continue to use, display and exploit any Company Intellectual Property.

                           (p) No Company Intellectual Property or product,
technology or service of the Company is subject to any Court Order or action or proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

                           (q) No (i) product, technology, service or
publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any Law.

                           (r) Neither this Agreement nor any transactions
contemplated by this Agreement will result in Parent granting any rights or licenses with respect to the Intellectual Property of Parent to any Person pursuant to any contract to which the Company is a party or by which any of its assets and properties are bound.

                           (s) SCHEDULE 4.21(s) sets forth a list of (i) Company
Software and (ii) a list of all "freeware" and "shareware" incorporated into any product now or heretofore shipped by the Company. The Company has all rights necessary to the use of such software, "freeware" and "shareware."

                  4.22. TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth
SCHEDULE 4.22, no officer or director of any of the Company or any Affiliate of any such person has had, either directly or indirectly, a material interest in:
(a) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or (b) any contract or agreement to which the Company is a party or by which it may be bound or affected.

                  4.23. INSURANCE. SCHEDULE 4.23 sets forth a complete and correct list of all insurance policies of the Company of any kind currently in force and also sets forth for each insurance policy the type of coverage, the name of the insureds, the insurer, the premium, the expiration date and the amounts of coverage. All insurance coverage applicable to the Company and the Business is in full force and effect and, to the knowledge of the Company, insures the Company in reasonably sufficient amounts against the risks disclosed in such policies. Except as set forth on SCHEDULE 4.23, the Company has no self-insurance or co-insurance programs, and the reserves set forth on the March 2000 Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

                  4.24. ACCOUNTS RECEIVABLE. The accounts receivable set forth on the March 2000 Balance Sheet represent BONA FIDE claims of the Company against debtors for products sold or services performed or other charges arising on or before the date hereof. Except as set forth on SCHEDULE 4.24, to the knowledge of the Company, such accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the Ordinary Course of Business without material cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the March 2000 Balance Sheet and, in the case of accounts receivable arising since March 31, 2000, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the March 2000 Balance Sheet.

                  4.25.    CUSTOMERS.

                           (a) SCHEDULE 4.25 sets forth a true and correct list
of the twenty-five largest customers of the Company in terms of revenues during the Fiscal Year ended December 31, 1999, showing the approximate total products sold or services performed by the Company to or for each such customer during each such period.

                           (b) No customer of the Company listed on SCHEDULE
4.25 has notified the Company in writing or otherwise of any intention to stop, or materially decrease the rate of, buying goods or services from the Company or to change its current business relationship with the Company and no significant customer has otherwise expressed such intention.

                           (c) The Company, the Executives and Tyler have no
reason to believe that any customer of the Company listed on SCHEDULE 4.25, including, without limitation, Nobody In Particular Presents, The McKenzie Group Limited, Bravo Entertainment LLP and African Media Entertainment Ltd./The Big Concerts Promotion Group, will change its current business relationship with the Company as a result of the transactions contemplated hereby.

                  4.26. CERTAIN BUSINESS PRACTICES. None of the directors, officers, agents or employees of the Company or any of its affiliates has, in each case in connection with the Business, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including without limitation, expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, made any bribes or kickback payments or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment, in each case, except where any such payment would not have a Material Adverse Effect.

                  4.27. NO BROKERS. Except as set forth on SCHEDULE 4.27, none of the Company or any of the Company's officers, directors, employees or Stockholders has entered into nor will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of Parent, the Company or any of their respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                  4.28. MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by the Company in this Agreement, the Company Disclosure Schedules or, to the knowledge of the Company, any document, exhibit, statement or certificate heretofore or hereafter furnished to Parent pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                  4.29. BOOKS AND RECORDS. The Company has made and kept (and given Parent access to) its true, correct and complete books and records and accounts, which, in reasonable detail, accurately and fairly reflect in all material respects the activities of the Company and its predecessor, TicketWeb LLC, a California limited liability company (the "LLC"). The minute books of the Company previously made available to Parent accurately and adequately reflect in all material respects all action previously taken by the stockholders, members, board of directors and committees of the board of directors and governing bodies of the Company and the LLC. The copies of the stock book records of the Company previously made available to Parent are true, correct and complete, and accurately reflect all transactions effected in the stock of the Company through and including the date hereof.

                  4.30. BANK ACCOUNTS. SCHEDULE 4.30 contains a true, correct and complete list of all bank accounts maintained by the Company, including each account number and the name and address of each bank and the name of each person who has signature power with respect to each such account.

                  4.31. EXEMPTION FROM HSR ACT. The "person" controlled by the Company's "ultimate parent entity" did not have either (a) "annual net sales" or
(b) "total assets" of $10,000,000 or more, as those terms are defined in the HSR Act and its implementing rules.

                  4.32.    OTHER COMMITMENTS.

                           (a) SCHEDULE 4.32(a) sets forth, as of the Closing
Date, the Company's agreements, commitments and understandings (whether or not binding) with any Person intending to operate an on-line ticketing company in Asia, Australia or New Zealand involving (i) the license of the Company's Intellectual Property to any such Person or his, her or its Affiliates, (ii) the investment by the Company in any such on-line ticketing company or (iii) the provision of technology support by the Company to any such on-line ticketing company.

                           (b) Except as set forth on SCHEDULE 4.32(b), the
Company has no obligations to pay any fees or other amounts to Paciolan Systems, Inc. ("PACIOLAN")

                           (c) The Company is not party to any agreement,
commitment or understanding with a credit card company that would prevent the Company from accepting any particular credit cards in payment for tickets purchased in connection with the Business.

                  4.33. TAX-FREE REORGANIZATION. Neither the Company nor any of its directors, officers or stockholders has taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

                  Each of Parent and Merger Sub hereby represents and warrants to each of the Company as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

                  5.1. ORGANIZATION OF PARENT AND MERGER SUB. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of its state of organization with full power and authority to conduct its business as it is presently being conducted, to own or lease, as applicable, its assets, and to perform all its obligations under its contracts. Each of Parent and Merger Sub is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Parent or Merger Sub, as the case may be.

                  5.2. AUTHORIZATION. Each of Parent and Merger Sub has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and the

Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly approved by the boards of directors of each of Parent and Merger Sub. No other proceeding on the part of each of Parent and Merger Sub are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is, and upon execution and delivery the Ancillary Agreements will be, a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law

                  5.3. COMPLIANCE WITH OTHER INSTRUMENTS. Each of Parent and Merger Sub is not in Default of any term of its charter or bylaws or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which Parent of Merger Sub is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon Parent or Merger Sub. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such Default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a Default under Parent's or Merger Sub's charter or bylaws, or any agreement or contract to which Parent or Merger Sub is party, or, to the best of Parent's knowledge, a violation of any statutes, laws, Regulations or Court Orders, or an event which results in the creation of any lien, charge or encumbrance upon any of the assets of Parent or Merger Sub.

                  5.4. CONSENTS AND APPROVALS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements, of state securities laws, and the filing and recordation of the Merger Certificate as required by the DGCL no consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by each of Parent and Merger Sub in connection with the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby.

                  5.5. NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person. Merger Sub is a wholly-owned, first-tier subsidiary of Parent.

                  5.6. LITIGATION. There is no Proceeding pending, or to the knowledge of each of Parent and Merger Sub, threatened or anticipated against or affecting Parent and Merger Sub or either of them which has or might be reasonably expected to have a Material Adverse Effect on the ability of each of Parent and Merger Sub to perform any of its obligations hereunder or on the consummation of the transactions contemplated by this Agreement.

                  5.7. PUBLIC DOCUMENTS; PARENT'S FINANCIAL STATEMENTS. Parent has furnished or made available to the Company a true and complete copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and its Report of Form 10-Q for the three months ended March 31, 2000 (the "SEC DOCUMENTS"), which Parent filed under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. There has been no change in Parent's operations resulting in a Material Adverse Effect on Parent since March 31, 2000. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable rules and regulations of the SEC) and fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

                  5.8. NO BROKERS. Neither Parent, Merger Sub nor any of their respective partners, Representatives or Affiliates has entered into nor will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of the Company or the Stockholders to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                  5.9. VALID ISSUANCE OF STOCK. The Parent Shares to be issued hereunder, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non assessable, free and clear of all liens, claims, encumbrances and adverse interests of any kind, except for (a) such encumbrances as may have been created by the Stockholders and (b) the adjustments provided in SECTION 2.8(d). All Parent Shares upon issuance will have the rights, privileges and preferences set forth in Parent's Certificate of Incorporation and Bylaws for such class of shares. The Parent Shares will be issued in compliance with applicable federal securities laws and the California Corporate Securities Law of 1968, as amended.

                  5.10 TAX MATTERS. Parent has no current plan or intention to
(a) cause the Surviving Corporation to take any action that would result in Parent losing control of the Surviving Corporation within the meaning of Section 368(c)(1) of the Code, (b) cause the Surviving Corporation to sell or otherwise dispose of substantially all of the assets of the Surviving Corporation, except for (i) dispositions made in the ordinary course of business, (ii) transfers (including successive transfers) of assets to one or more corporations controlled in each case by the transferor corporation (a "qualified group") or
(iii) transfers to a partnership if (A)
members of the qualified group own 33 1/3% or greater interest in the partnership or (B) one or more members of the qualified group have active and substantial management function as a partner with respect to the partnership business and members of the qualified group own 20% or greater interest in the partnership, (c) cause or permit the Surviving Corporation to fail to hold at least 90% of the fair market value of the Company's net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Merger Sub's net assets and at least 70% of its gross assets held immediately prior to the Merger (for this purpose, amounts paid by the Company, Merger Sub, or the Surviving Corporation to dissenters, to stockholders who receive cash or other property, to pay reorganization expenses, and in connection with redemptions and distributions, except for regular, normal distributions, will be treated as assets of the Company or Merger Sub, respectively, held immediately prior to the Merger), (d) sell or otherwise dispose of the capital stock of the Surviving Corporation (except for transfers of such stock to corporations controlled by Parent within the meaning of Code Section 368(a)(2)(C)) or (e) reacquire any shares of its capital stock issued in the Merger, other than possible purchases in the ordinary course of business of shares held by Company employees in connection with termination of employment of such employees, or pursuant to a general open market share repurchase program that was not created or modified in connection with the Merger.

                                   ARTICLE VI.

                            COVENANTS OF ALL PARTIES

                  Each of the Company, Parent and Merger Sub covenants and agrees as follows:

                  6.1. CONDUCT OF BUSINESS. From the date hereof through the Closing, the Company shall carry on the operation of the Business in the Ordinary Course and substantially in accordance with past practice and will use its reasonable best efforts not to take any action inconsistent with this Agreement. Except as contemplated hereby or as may be incidental to or in furtherance of the transactions contemplated hereby or as may have been set forth herein or in the Company Disclosure Schedules, the Company shall use its best efforts to maintain the present character and quality of the Business, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees. Without limiting the generality of the foregoing, unless consented to by Parent in writing (which consent shall not be unreasonably withheld), the Company, except as specifically contemplated by this Agreement, shall not:

                           (a) incur any indebtedness for borrowed or purchase
money or letters of credit, or assume, guarantee, endorse (other than endorsements for deposit or collection in the Ordinary Course of Business), or otherwise become responsible for obligations of any other Person except in the Ordinary Course of Business;

                           (b) issue or redeem any securities;

                           (c) make or incur any obligation to make any
distribution to its Stockholders;

                           (d) make any change to its Certificate of
Incorporation or Bylaws;

                           (e) mortgage, pledge or otherwise encumber any of its
assets or sell, transfer or otherwise dispose of any of its assets except in the Ordinary Course of Business;

                           (f) make any investment of a capital nature either by
purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person, except in the Ordinary Course of Business;

                           (g) terminate any Material Contract or make any
material change in any Material Contract;

                           (h) make any change in any method of accounting or
accounting practice;

                           (i) with respect to the Business, other than in the
Ordinary Course of Business, (i) enter into or renew any employment contract,
(ii) pay or agree to pay any compensation to or for any employee, stockholder, officer or director of the Company other than in the Ordinary Course of Business and in the amounts and manner as such compensation has been paid by the Company in the past, (iii) pay or agree to pay any bonus, incentive compensation, service award or other like benefit or (iv) enter into or renew any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement;

                           (j) enter into any agreement or make any commitment
or offer with respect to the Business other than in the Ordinary Course of Business for the transfer of cash at rates and other terms consistent with past practice;

                           (k) enter into or renew any other Material Contract
with respect to the Business, unless the same shall be terminable on no more than 90 days' written notice without penalty or payment and is entered into in the Ordinary Course of Business;

                           (l) distribute or incur any obligation to make any
distribution by the Company to the Stockholders; or

                           (m) do any other act which would cause any
representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business consistent with past practice.

                  6.2. INVESTIGATION BY PARENT. The Company shall, upon reasonable notice from Parent, allow Parent during regular business hours to make such investigation of the business, properties, books and records of the Company, and to conduct such examination of the condition of the assets of the Company and the Business as Parent deems necessary or advisable to familiarize itself with the assets, properties, books, records and other matters and to verify the representations and warranties of the Company hereunder, including, without limitation, (a) discussions with the Company's officers and (b) interviews, with the Company's prior consent which shall not be unreasonably withheld or delayed, of employees, independent accountants, actuaries, customers, distributors and suppliers and other agents of the Company so long as a representative of the Company is present at all times; PROVIDED that Parent shall in all cases conduct such investigation in a manner so as to minimize the disruption of the Company's business and operations. Materials furnished to Parent pursuant to this SECTION 6.2 shall in all respects be subject to the terms of the Confidentiality Agreement.

                  6.3. FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (c) to cooperate with each other in connection with the foregoing.

                  6.4.     ANCILLARY AGREEMENTS.

                           (a) In connection with the transactions contemplated
hereby and pursuant to the terms and conditions outlined in the Term Sheet, Parent and the Company will enter into with each of the Executives (i) the Employment Agreements and (ii) the Non-Competition Agreements.

                           (b) In connection with the transactions contemplated
hereby, Parent and the Company will enter into with Tyler (i) the Consulting Agreement and (ii) a Non-Competition Agreement.

                  6.5.     NOTIFICATION OF CERTAIN MATTERS.

                           (a) The Company shall give prompt notice to Parent of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Company contained in this Agreement or in any Ancillary Agreement, exhibit or schedule to be untrue or inaccurate in any material respect and (ii) any material failure of the Company or any of its Affiliates to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Ancillary Agreement, exhibit or schedule; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company shall promptly notify Parent of the threat or commencement of any Action, or any development that occurs before the Closing that could in any way result in a Material Adverse Effect on the Company.

                           (b) Parent shall give prompt notice to the Company of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Parent or Merger Sub contained in this Agreement or in any Ancillary Agreement, exhibit or schedule to be untrue or inaccurate in any material respect and (ii) any material failure of Parent or Merger Sub or any of their respective Affiliates or Representatives, as applicable, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Ancillary Agreement, exhibit or schedule; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Parent shall promptly notify the Company of the threat or commencement of any Action, or any development that occurs before the Closing that, to Parent's knowledge, could in any way result in a Material Adverse Effect on Parent.

                  6.6.     EMPLOYEE MATTERS.

                           (a) Parent intends to hire, as employees of the
Surviving Corporation, each employee of the Company on an "at-will" basis at the Closing, at the compensation level such employee received immediately prior to the Closing; PROVIDED, HOWEVER, that each employee listed on EXHIBIT F attached hereto shall receive the compensation reflected directly across from such employee's name on EXHIBIT F. Parent shall hire such employees pursuant to a notice in the form attached hereto as EXHIBIT G. The Company shall use its best efforts to assist Parent in employing such employees of the Company. The Company shall cause all employment agreements between the Company and any employee as listed on SCHEDULE 4.19(b) to be terminated as of the Closing Date, which employment agreements shall be of no further force or effect.

                           (b) After the Closing, the employees to be hired by
the Surviving Corporation and the Executives will be granted options to purchase Parent Shares as follows:

                                    (i) Each Executive will be granted, pursuant
to an executive option agreement in the form attached hereto as EXHIBIT H, the number of options to purchase Parent Shares set forth adjacent to his name on
SCHEDULE 6.6. Such options will have an exercise price equal to the closing sales prices of Parent Shares on the NASDAQ National Market for the trading day immediately preceding the Closing Date, as reported in the Western Edition of THE WALL STREET JOURNAL (the "EXERCISE PRICE"), and will vest as follows: (A) 1/2 of such options shall vest on the first anniversary of the date of grant and
(B) 1/24 of such options shall vest each month following the first anniversary of the date of grant.

                                    (ii) The employees of the Company (excluding
the Executives) who become and continue to be employed by Parent or the Surviving Corporation (the "CONTINUING COMPANY EMPLOYEES") will be granted, pursuant to employee option agreements in the form attached hereto as EXHIBIT I and in amounts to be determined by Parent with the concurrence of the Executives, options to purchase an aggregate of 150,000 Parent Shares for the Exercise Price, which options shall vest as follows: (A) 1/4 of such options shall vest on the first anniversary of the date of grant and (B) 1/48 of such options shall vest each month following the first anniversary of the date of grant.

                           (c) In addition, in accordance with Parent's normal
compensation and review process, all Continuing Company Employees will receive salary adjustments and further Parent option awards commensurate with other employees of Parent in the same general positions and geographic locations.

                           (d) All Continuing Company Employees shall be
eligible to participate in the health, vacation and other employee benefit plans of Parent or the Surviving Corporation to the same extent as employees of Parent or the Surviving Corporation in similar positions and at similar grade levels (it being understood that such employees shall be eligible to begin to participate (i) in Parent's employee stock purchase plan upon the commencement of the first new offering period after the Effective Time and
(ii) in Parent's other employee benefit plan in accordance with the terms of such plans; PROVIDED, HOWEVER, that in the case of plans for which the Company maintains a plan offering the same type of benefit, such eligibility need not be offered by Parent until the corresponding plan of the Company ceases to be available after the Effective Time). As soon as administratively feasible following the Effective Time, Parent agrees to take whatever action is necessary to transition the Continuing Company Employees into Parent's employee benefit plans as contemplated by the first sentence of this SECTION 6.7(d). Further, until such time that the Continuing Company Employees are covered under an employee benefit plan of Parent, they shall continue to be covered under the corresponding Company plan that offers the same type of benefit. Parent also agrees to provide each Continuing Company Employee with full credit under any Parent or Surviving Corporation plan for services as an employee of the Company prior to the Effective Time for purposes of eligibility, vesting (other than vesting under Parent's stock option plan with respect to those new options granted pursuant to SECTION 6.6(b)(ii) above) and the determination of the level of benefits under any Parent or Surviving Corporation plan (including vacation).

                  6.7. PUBLIC ANNOUNCEMENTS. On and after the date hereof and through the Closing Date, the Company and Parent shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties' written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by law or any listing agreement of any party hereto.

                  6.8. RESTRICTIONS ON TRANSFER. The Parent Shares comprising the Merger Consideration shall be subject to the transfer restrictions as provided in the Stockholder Support Agreements and certificates representing such Parent Shares shall be legended as provided in the Stockholder Support Agreements.

                  6.9.     REGISTRATION STATEMENTS.

                           (a) Parent shall promptly prepare, with the
cooperation of the Stockholders with respect to information relating to the Stockholders or their sale of Parent Shares, and Parent shall file with the U.S. Securities and Exchange Commission ("SEC") as soon as practicable following the Closing (and in any event within fourteen (14) Business Days of the Closing, so long as all of the Stockholders and the holders of the other Registrable Securities (as defined below) provide information with respect to themselves and their holding in a timely manner to enable Parent to make such filing on such timetable), a Registration Statement on Form S-3 or other appropriate short-form registration statement (the "S-3 REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "ACT"), with respect to (i) the Parent Shares issued as Merger Consideration and (ii) the Parent Shares issuable upon the exercise of each of the assumed Warrants and upon the exercise of those Options that are held by Persons (if any) who are not eligible, pursuant to the rules and regulations promulgated under the Act, to receive Parent Shares registered on the S-8 Registration Statement (as defined below) (collectively, the "REGISTRABLE SECURITIES"). Parent, with the cooperation of the Stockholders with respect to information relating to the Stockholders or their sale of such Parent Shares, shall cause the S-3 Registration Statement to comply as to form in all material respects with the applicable provisions of the Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Stockholders will cooperate with Parent, to have the S-3 Registration
Statement declared effective by the SEC as promptly as practicable. Parent shall use its reasonable efforts to obtain, prior to the effective date of the S-3 Registration Statement, all necessary state securities law or "Blue
Sky" permits or approvals required to carry out the sale of such Parent
Shares by the Stockholders. Parent agrees that the S-3 Registration Statement and each amendment or supplement thereto at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with information concerning the Stockholders furnished to Parent by the Stockholders specifically for use in the S-3 Registration Statement. Parent shall advise the Stockholders, promptly after it receives notice thereof, of the time when the S-3 Registration Statement has become effective (the date on which the S-3 Registration Statement is declared effective in accordance with the Act being the "S-3 EFFECTIVE DATE"). Parent shall cause the S-3 Registration Statement to remain effective until the earlier of (1) the date at which all Registrable Securities have been sold by the holders thereof or
(2) the date on which the Registrable Securities may be sold pursuant to Rule 144 promulgated under the Act, without regard to volume limitations.

                           (b) EXPENSES OF REGISTRATION. Parent shall pay all
Registration Expenses (as hereafter defined) in connection with any registration, qualification or compliance pursuant to this SECTION 6.9, and each holder of Registrable Securities (individually, a "HOLDER" and collectively, the "HOLDERS") shall pay all Selling Expenses (as hereafter defined) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such holder. For purposes of this SECTION 6.9(b), "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by Parent in complying with the registration requirements hereunder, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. For purposes of this SECTION 6.9(b), "SELLING EXPENSES" shall mean all selling discounts commissions and stock transfer or other governmental charges applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder

                           (c) INDEMNIFICATION.

                                    (i) To the extent permitted by law, Parent
will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, its officers, directors, shareholders or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (A) any untrue statement or alleged untrue statement of a material fact contained in the S-3 Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (C) any violation or alleged violation by Parent of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and Parent will pay to each such Holder (and its officers, directors, stockholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this
SECTION 6.9(c)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent; nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the S-3 Registration Statement by any such Holder or (b) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the prospectus most recently made available by Parent to the Holder as of the date of such sale.

                                    (ii) To the extent permitted by law, each
selling Holder, severally and not jointly, will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the S-3 Registration Statement, each person, if any, who controls Parent within the meaning of the Act, any underwriter, any other Holder selling securities pursuant to the S-3 Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Act, and the failure of the Holder to deliver the most current prospectus made available by Parent prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the S-3 Registration Statement or such Violation is caused by the Holder's failure to deliver to the purchaser of the Holder's Registrable Shares the most current version of the prospectus (or amendment or supplement thereto) that had been made available to the Holder by Parent; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this SECTION 6.9(c)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 6.9(c)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder. The aggregate indemnification and contribution liability of each Holder under this SECTION 6.9(c)(ii) shall not exceed the net proceeds received by such Holder in connection with sale of shares pursuant to the S-3 Registration Statement.

                                    (iii) Each Person entitled to
indemnification under this SECTION 6.9(c) (for purposes of this SECTION 6.9(c), the "REGISTRATION INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "REGISTRATION INDEMNIFYING PARTY") promptly after such Registration Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Registration Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, PROVIDED, that counsel for the Registration Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Registration Indemnified Party (whose approval shall not unreasonably be withheld), and the Registration Indemnified Party may participate in such defense at such party's expense; PROVIDED FURTHER, that the failure of any Registration Indemnified Party to give notice as provided herein shall not relieve the Registration Indemnifying Party of its obligations under this SECTION 6.9 unless the Registration Indemnifying Party is materially prejudiced thereby. No Registration Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Registration Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Registration
Indemnified Party of a release from all liability in respect to such claim or litigation. Each Registration Indemnified Party shall furnish such information regarding itself or the claim in question as a Registration Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                                    (iv) To the extent that the indemnification
provided for in this SECTION 6.9(c) is held by a court of competent jurisdiction to be unavailable to a Registration Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Registration Indemnifying Party, in lieu of indemnifying such Registration Indemnified Party hereunder, shall contribute to the amount paid or payable by such Registration Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Registration Indemnifying Party on the one hand and of the Registration Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Registration Indemnifying Party and of the Registration Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Registration Indemnifying Party or by the Registration Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (d) REGISTRATION PROCEDURES. Parent shall:

                                    (i) Promptly prepare and file with the SEC
such amendments and supplements to the S-3 Registration Statement and the prospectus used in connection with the S-3 Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the S-3 Registration Statement;

                                    (ii) Furnish such number of prospectuses and
other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                                    (iii) Notify each Holder of Registrable
Securities covered by the S-3 Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the S-3 Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                                    (iv) Cause all such Registrable Securities
registered pursuant to the S-3 Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by Parent are then listed or quoted, and in connection therewith and to the extent required, file with the NASDAQ National Market an application for listing of additional shares with respect to the Registrable Securities.

                           (e) RULE 144 REPORTING. With a view to making
available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, or pursuant to a registration on Form S-3, Parent agrees to use its reasonable best efforts to:

                                    (i) Make and keep public information
available, as those terms are understood and defined in Rule 144 under the Act, at all times after the Merger;

                                    (ii) File with the SEC in a timely manner
all reports and other documents required of Parent under the Act and the Exchange Act; and

                                    (iii) So long as a Holder owns any
Registrable Securities, to furnish to that Holder forthwith upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144, and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents of Parent as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such Registrable Securities without registration.

                           (f) TRANSFER OF REGISTRATION RIGHTS. The rights and
obligations of any initial Holder under this SECTION 6.9 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by an initial Holder; PROVIDED that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and (ii) Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; PROVIDED, that all notices to be given by Parent pursuant to this SECTION 6.9 shall be deemed properly given to any transferees or assignees of the initial Holder if either delivered directly to such transferees or assignees at the address so furnished or delivered to the initial Holder and specifically stating that such notice is only being delivered to such initial Holder on behalf of all of its transferees and assignees, (iii) each transferee shall agree to be bound by all of the provisions of this SECTION 6.9 and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Act.

                           (g) THIRD-PARTY BENEFICIARIES. Each Holder is an
intended third-party beneficiary of the covenants of Parent contained in this
SECTION 6.9 and is entitled to enforce such covenants against Parent.

                           (h) Parent shall also promptly prepare, with the
cooperation of the Stockholders with respect to information relating to the Stockholders or their sale of Parent Shares with respect to Options, and Parent shall file with the SEC as soon as practicable following the Closing, a Registration Statement on Form S-8 (the "S-8 REGISTRATION STATEMENT" and, together with the S-3 Registration Statement, the "REGISTRATION STATEMENTS") under the Act with respect to the issuance of Parent Shares underlying the Options as provided in SECTION 6.10, in accordance with the provisions of paragraph (a) above.

                  6.10. OPTIONS AND WARRANTS. At the Effective Time, each outstanding option to purchase Common Stock (each an "OPTION" and collectively, the "OPTIONS") issued pursuant to the Company's 2000 Stock Plan (the "PLAN"), whether vested or unvested, and each outstanding warrant to purchase Common Stock (each a "WARRANT") and collectively, the "WARRANTS") shall be assumed by Parent in accordance with the terms of this SECTION 6.10.

                           (a) Each Option assumed by Parent under this
Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Option immediately prior to the Effective Time; PROVIDED, that (i) such Option shall be exercisable for the number of Parent Shares determined by MULTIPLYING (A) the number of shares of Common Stock that were issuable upon exercise of such Option immediately prior to the Effective Time by (B) the Closing Common Share Amount (rounded down to the nearest whole number of Parent Shares) and (ii) the per share exercise price for the Parent Shares issuable upon the exercise of such assumed Option shall be determined by DIVIDING (1) the exercise price per share of Common Stock at which such Option was exercisable immediately prior to the Effective Time by (2) the Closing Common Share Amount (rounded up to the nearest whole cent); PROVIDED, FURTHER, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("ISOS"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

                           (b) Each Warrant, to the extent outstanding at the
Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, the Warrants shall, by virtue of the Merger and without any further action on the part of the Company or the holder of any Warrants (unless further action may be required by the terms of any of the Warrants), be assumed by Parent pursuant to such documentation as is reasonably acceptable to the Company and each Warrant so assumed by Parent shall be exercisable upon the same terms and conditions as under the applicable warrant agreements; PROVIDED, that (i) each such Warrant shall be exercisable for the number of Parent Shares determined by MULTIPLYING (A) the number of shares of Common Stock that were issuable upon the exercise of such Warrant immediately prior to the Effective Time by (B) the Closing Common Share Amount (rounded down to the nearest whole share) and

(ii) the per share exercise price for the Parent Shares issuable upon the exercise of such assumed Warrant shall be determined by DIVIDING (A) the exercise price per share of Common Stock at which such Warrant was exercisable immediately prior to the Effective Time by (B) the Closing Common Share Amount (rounded up to the nearest whole cent). From and after the Effective Time, all references to the Company in the warrant agreements underlying the Warrants shall be deemed to refer to Parent. Parent further agrees, that, notwithstanding any other term of this SECTION 6.10 to the contrary, if required under the terms of the Warrants or if otherwise appropriate under the terms of the Warrants, it will execute a supplemental agreement with the holders of the Warrants to effectuate the foregoing. As promptly as practicable following the Effective Time, Parent shall issue to each holder of an outstanding Warrant a document evidencing the foregoing assumption.

                           (c) On the Effective Registration Date, (i) each
assumed Option and Warrant then outstanding shall thereafter be exercisable for the number of Parent Shares determined by MULTIPLYING (A) the number of shares of Common Stock that were issuable upon exercise of such Option or Warrant immediately prior to the Effective Time by (B) the Adjusted Common Share Amount (rounded down to the nearest whole number of Parent Shares) and (ii) the per share exercise price for the Parent Shares issuable upon the exercise of such assumed Option or Warrant shall be determined by DIVIDING (1) the exercise price per share of Common Stock at which such Option or Warrant was exercisable immediately prior to the Effective Time by (2) the Adjusted Common Share Amount (rounded up to the nearest whole cent); PROVIDED, that in the case of any ISO, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

                           (d) As soon as practicable after the Effective Time,
Parent shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to the Plan and that the agreements evidencing the grants of such Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this SECTION 6.10 after giving effect to the Merger). Parent shall comply with the terms of the Plan and ensure, to the extent required by and subject to the provisions of such Plan, that Options which qualified as ISOs prior to the Effective Time continue to qualify as ISOs of Parent after the Effective Time.

                           (e) Parent shall take all corporate action necessary
to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of the Options assumed in accordance with this SECTION 6.10. Parent shall file the S-8 Registration Statement with respect to the Parent Shares subject to any Options held by persons who are directors, officers or employees of the Company and shall use its best efforts to maintain the effectiveness of such S-8 Registration Statement (and maintain the current status of the prospectus contained therein) for so long as such Options remain outstanding.

                           (f) At or before the Effective Time, the Company
shall cause to be effected any necessary amendments to the Plan and to the agreements evidencing the grants of the Options to give effect to the foregoing provisions of this SECTION 6.10.

                  6.11. INDEBTEDNESS. On the Closing Date, the Company shall use all cash of the Company (which means cash on hand less cash due to venues for the face value of tickets sold and less cash that is contractually payable as rebates for such tickets sold) as of the Closing Date to pay any and all Closing Debt. To the extent that there is Closing Debt in excess of the cash on hand of the Company as of the Closing Date (the "EXCESS CLOSING DEBT"), Parent shall, on the Closing Date, pay such Excess Closing Debt. In connection therewith, the Purchase Price shall be reduced dollar for dollar by an amount that is equal to the Excess Closing Debt, all as reflected on SCHEDULE 6.11.

                  6.12.    REORGANIZATION TREATMENT.

                           (a) Except as may occur in accordance with SECTION
2.11 of this Agreement, the Company has not taken nor will it take any action, nor has it failed to take or will it fail to take any action, either before or after the Closing of the Merger, which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

                           (b) Parent will not, within the two year period
following the Effective Time (i) liquidate the Company; (ii) except for the Merger, merge the Company with or into another corporation if the Company is not the surviving corporation, (iii) otherwise terminate the existence of the Company or (iv) cause the Company to distribute substantially all of its assets. Following the Merger, Parent will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business, within the meaning of Treasury Regulation Section 1.368-1(d). Parent shall report, and shall cause the Surviving Corporation to report, the Merger for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, unless any of the parties to this Agreement are required, pursuant to a "determination" within the meaning of Section 1313(a) of the Code, to treat the transaction in a different manner.

                  6.13. CONTINUATION OF INDEMNIFICATION. Parent, the Company and the Surviving Corporation agree that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of the Company (the "COMPANY INDEMNIFIED PARTIES") as provided in its Certificate of Incorporation or Bylaws or the indemnification agreements as in effect on the date of this Agreement, as set forth on SCHEDULE 6.13, shall continue in full force and effect for a period of six year from the Closing Date; PROVIDED, HOWEVER, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue to disposition of any and all such claims. Parent shall assume the foregoing indemnification obligations of the Company and the Surviving Corporation effective at the Effective Time. Notwithstanding anything to the contrary in this SECTION 6.13, Parent and the Surviving Corporation shall not be liable for any amounts payable resulting from any claim or action brought by any officer or director of the Company or any of their Affiliates. The Company hereby represents and warrants to Parent that no claim for indemnification has been made by any director or officer of the Company or any of their Affiliates. To the knowledge of the Company, no basis exists for any claim for indemnification.

                  6.14. TRANSFER OF TICKETWEB UK SHARES. The Company agrees that, on or before the fifth day following the Closing Date, the Company shall purchase all of the outstanding equity of TicketWeb UK not already owned by the Company (the "UK SHARES").

The Company agrees that, upon the completion of the transfer of the UK Shares to the Company in compliance with applicable laws, the Company shall own such UK Shares, free and clear of all liens, claims, encumbrances and adverse interests of any kind. On or before the fifth day following the Closing Date, the Company shall deliver an executed opinion of counsel identical to the draft approved by Parent as provided in SECTION 7.3(q). The Company agrees
(a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transfer of the UK Shares and (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to purchase the UK Shares.

                                  ARTICLE VII.

                            CONDITIONS TO OBLIGATIONS

                  7.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                           (a) No Proceeding by any governmental authority or
other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage in any material respect the assets of the Company or the Business if the transactions contemplated hereby are consummated. There shall not be any Regulation or Court Order that makes the transactions contemplated hereby and by the Ancillary Agreements illegal or otherwise prohibited.

                           (b) Any governmental or regulatory notices or
approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and the parties shall have complied with all Regulations applicable to the transactions contemplated by this Agreement.

                  7.2. CONDITIONS TO THE COMPANY'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of the Company to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:

                           (a) All representations and warranties of Parent and
Merger Sub contained in this Agreement shall be accurate in all respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on Parent; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded.

                           (b) Parent and Merger Sub shall have performed and
complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent and Merger Sub prior to or on the Closing Date.

                           (c) Each of Parent and Merger Sub shall have tendered
for delivery the documents and other items to be delivered by such parties pursuant to ARTICLE III of this Agreement.

                           (d) Parent shall have delivered to the Company (i) a
written opinion of Gibson, Dunn & Crutcher LLP, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT J and (ii) for the benefit of all parties hereto, a written opinion of Morris, Nichols, Arsht & Tunnell, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT M.

                  7.3. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The respective obligations of Parent and Merger Sub to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Parent or Merger Sub:

                           (a) All representations and warranties of the Company
contained in this Agreement shall be accurate in all respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the Company; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

                           (b) The Company shall have performed and complied
with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company prior to or on the Closing Date.

                           (c) All representations and warranties of the
Stockholders contained in the Stockholder Support Agreements and the Releases (as defined below) shall be accurate in all respects at and as of the date of such Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the Company; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded.

                           (d) Each Stockholder (other than the Non-Accredited
Common Stockholders) shall have executed and delivered a Stockholder Support Agreement in the form attached hereto as EXHIBIT A. Each Non-Accredited Common Stockholder shall have executed and delivered a release ("RELEASE") in form and substance reasonably acceptable to Parent in its sole discretion. Each Stockholder shall have performed and complied with in all material respects each agreement, covenant and obligation required by the Stockholder Support Agreements and the Releases, as applicable, to be so performed or complied with by such Stockholder prior to or on the Closing Date.

                           (e) The Company shall have tendered for delivery the
documents and other items to be delivered by such parties pursuant to ARTICLE III of this Agreement.

                           (f) The Company shall have delivered to Parent a
written opinion of Venture Law Group, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT K.

                           (g) The Merger shall have been approved by one
hundred percent (100%) of the Stockholders in accordance with the DGCL.

                           (h) All Permits and Consents by governmental agencies
that are required for the consummation of the transactions contemplated hereby, or by third parties that are required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement to which the Company is a party and which is denoted with an asterisk (*) on SCHEDULES 4.8 shall have been obtained on terms and conditions satisfactory to Parent. In addition, Parent shall have received from the Company the Consents set forth on SCHEDULE
4.17 hereto. In the event the Company cannot obtain certain Consents prior to the Closing and Parent elects to waive this condition to Closing, the Company shall have the continuing obligation after the Closing to use its commercially reasonable efforts to endeavor to obtain all necessary consents.

                           (i) The Executives shall have executed and delivered
the Employment Agreements and the Non-Competition Agreements.

                           (j) Tyler shall have executed and delivered (i) the
Consulting Agreement, (ii) a Non-Competition Agreement and (iii) all documentation reasonably requested by Parent to transfer the trademark "TicketWeb - The Online Ticketing Alternative," and any other Company trademark held by Tyler, to the Company.

                           (k) All liens against the Company or any of its
assets or properties shall have been released, including, without limitation, those liens listed on SCHEDULE 7.3(k) hereto.

                           (l) That certain employment agreement, dated as of
October 1998, by and between the Company and Tyler shall have been terminated and Parent shall have received documentation reasonably requested by Parent to evidence such termination.

                           (m) The Company and Paciolan shall have entered into
an amendment to that certain agreement, dated as of February 8, 1999, by and between the Company and Paciolan setting forth (i) the understanding between the parties with respect to all fees or other amounts due to Paciolan by the Company and (ii) limitations on liability for breaches of such agreement, subject to the reasonable approval of Parent with respect to the form and substance of such amendment.

                           (n) Midland Concert Promotions Group Ltd. and its
successor, SFX Entertainment Inc. (collectively, "MCP"), shall have agreed in writing, subject to the reasonable satisfaction of Parent, that MCP has no right to purchase equity in TicketWeb UK and that MCP's sole right to purchase equity of the Company or any of its Subsidiaries is evidenced by that certain warrant, dated as of May 19, 2000, issued by the Company to MCP.

                           (o) Nobody in Particular Presents ("NIPP") shall have
agreed in writing, subject to the reasonable satisfaction of Parent, that the Company's obligation to issue options and/or warrants to NIPP pursuant to that certain agreement, effective as of April 1, 1999, by and between the Company and NIPP (the "NIPP AGREEMENT") has been satisfied in full by the issuance of warrants to purchase capital stock of the Company to Doug Kauffman, Jesse Morreale and Chris Swank (the "NIPP PRINCIPALS"). In addition, the warrants issued to the NIPP Principals shall have been amended, subject to the reasonable satisfaction of Parent, to add the performance based vesting requirements set forth in the NIPP Agreement.

                           (p) The Company shall have provided Parent with a
fully executed copy of that certain agreement, date as of March 7, 2000, between the Company and Bravo Entertainment LLP.

                           (q) The Company shall have provided Parent with all
documentation, subject to the reasonable approval of Parent with respect to the form and substance of such documentation, evidencing that the purchase by the Company of all UK Shares shall take place immediately following the Closing pursuant to SECTION 6.14. Such documentation shall include, without limitation,
(i) a draft opinion of counsel stating that the transfer of the UK Shares to the Company was accomplished in accordance with the applicable corporate and securities laws of the United Kingdom and (ii) copies of certificates evidencing the UK Shares, together with such unstamped share transfer forms duly executed by the registered holders thereof in favor of the Company as shall be necessary to vest in the Company (and its nominees or such Persons as the Company may designate) good and marketable title to the UK Shares, free and clear of all Encumbrances.

                           (r) Each of Richard Tyler, Andrew Dreskin and African
Media Entertainment shall have waived in writing, subject to the reasonable satisfaction of Parent, any and all rights of first refusal he or it may have in connection with the transactions contemplated hereunder pursuant to that certain Stockholders' Agreement, dated as of October 19, 1999, by and among the Company, Richard Tyler, Andrew Dreskin and African Media Entertainment.

                           (s) The Company shall have waived in writing, subject
to the reasonable satisfaction of Parent, any and all rights of first refusal it may have in connection with the transactions contemplated hereunder pursuant to each of the Restricted Stock Agreements with Julie Guilfoy, Steve Hitchcock, Matt Olson and Pete Wlodkowski.

                                  ARTICLE VIII.

                                   TERMINATION

                  8.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Stockholders:

                           (a) by mutual written consent of Parent, Merger Sub
and the Company;

                           (b) by Parent and Merger Sub or the Company if (i)
any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) subject to the following, the Merger has not been consummated by July 5, 2000 (the "OUTSIDE DATE"); PROVIDED that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                           (c) by the Company if (i) there shall have been a
breach of any representation or warranty on the part of Parent or Merger Sub set forth in this Agreement or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in SECTION 7.2(a) would be incapable of being satisfied by the Outside Date (or as otherwise extended) or (ii) there shall have been a breach by Parent or Merger Sub of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Merger Sub, as the case may be, has not cured such breach within twenty (20) Business Days after notice by the Company thereof; PROVIDED that the Company has not breached any of its obligations hereunder; or

                           (d) by Parent and Merger Sub if (i) there shall have
been a breach of any representation or warranty on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue in either case such that the conditions set forth in
SECTION 7.3(a) would be incapable of being satisfied by the Outside Date (or as otherwise extended) or (ii) there shall have been a breach by the Company of any of its respective covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty (20) Business Days after notice by Parent or Merger Sub thereof; PROVIDED that neither Parent nor Merger Sub has breached any of their respective obligations hereunder.

                           (e) by Parent and Merger Sub if (i) there shall have
been a breach of any representation or warranty on the part of the Stockholders set forth in the Stockholder Support Agreements or if any representation or warranty of the Stockholders shall have become untrue in either case such that the conditions set forth in SECTION 7.3(b) would be incapable of being satisfied by the Outside Date (or as otherwise extended) or (ii) there shall have been a breach by the Stockholders of any of its respective covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Stockholders have not cured such breach within twenty (20) Business Days after notice by Parent or Merger Sub thereof; PROVIDED that neither Parent nor Merger Sub has breached any of their respective obligations hereunder.

                  8.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION 8.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this SECTION 8.2, the arbitration provisions of SECTION 9.3(b) and SECTION 10.12 hereof. Nothing contained in this SECTION 8.2 shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE IX.

                                 INDEMNIFICATION

                  9.1. SURVIVAL OF REPRESENTATIONS. The representations and warranties of the Company, Parent and Merger Sub contained herein shall survive the Effective Time until the first anniversary of the Closing Date; PROVIDED, HOWEVER, that in the case of breaches with respect to (a) fraud, intentional misrepresentation or active concealment or (b) the several obligations of the Stockholders provided in Section 5 of each Stockholder Support Agreement, the representations and warranties of such breaching party shall survive until sixty days following the expiration of any applicable statute of limitations (including any extensions thereof). The indemnification obligations of Parent and the Holders of Registrable Securities contemplated by SECTION 6.9(c) hereof shall survive indefinitely. Any claims under this Agreement with respect to a breach of a representation and warranty must be asserted by written notice within the applicable survival period contemplated by this SECTION 9.1, and if such a notice is given, the survival period for such representation and warranty shall continue until the claim is fully resolved. The right to indemnification or other remedy based on the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing Date (with such modifications as shall be necessary to reflect the changes to the facts and conditions upon which such representations and warranties are based that are expressly required or permitted to be changed by the terms hereof). The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or other remedy based on such representations, warranties, covenants and agreements.

                  9.2.     INDEMNIFICATION.

                           (a) Subsequent to the Closing, subject to the
limitations described below in SECTIONS 9.5 through 9.7, the Escrowed Shares shall be available to satisfy any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, consequential damages, response action, removal action or remedial action (collectively "DAMAGES") incurred by Parent and its respective Affiliates (including, after the Closing, the Company), and each of its respective officers, directors, employees, stockholders, partners and agents ("PARENT INDEMNIFIED PARTIES") that are incident to, arise out of, in connection with, or related to, whether directly or indirectly: (i) any misrepresentation or breach of any warranty on the part of the Company contained in this Agreement or in any agreement, certificate or other instrument delivered by the Company pursuant to this Agreement, (ii) any breach or non-performance by the Company of any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by the Company pursuant to this Agreement, (iii) any misrepresentation or breach of any warranty on the part of any Stockholder contained in a Stockholder Support Agreement, Release or in any agreement, certificate or other instrument delivered by a Stockholder pursuant thereto or (iv) any breach or non-performance by any Stockholder of any of its covenants or agreements contained in a Stockholder Support Agreements, Release or in any agreement, certificate or other instrument delivered by a Stockholder pursuant thereto.

                           (b) Subsequent to the Closing, subject to the
limitations described below in SECTIONS 9.5 through 9.7, Parent shall indemnify each of the Stockholders and each of their respective officers, directors, employees, stockholders, partners and agents ("STOCKHOLDER INDEMNIFIED PARTIES"), against, and hold each of the Stockholder Indemnified Parties harmless from, any Damages incurred by such Stockholder Indemnified Party that are incident to, arise out of, in connection with or related to, whether directly or indirectly: (i) any breach of any representation or warranty of Parent or Merger Sub contained in this Agreement or in any agreement, certificate or other instrument delivered by Parent or Merger Sub pursuant to this Agreement or (ii) any breach or non-performance by Parent or Merger of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by Parent or Merger Sub pursuant to this Agreement.

                           (c) The term "DAMAGES" as used in this SECTION 9.2 is
not limited to matters asserted by third parties against Stockholder Indemnified Parties or Parent Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third-party claims, and payments by the indemnitee shall not be a condition precedent to recovery.

                  9.3.     NOTICE OF CLAIMS.

                           (a) Any Parent Indemnified Party or Stockholder
Indemnified Party (the "INDEMNIFIED PARTY") seeking indemnification hereunder shall, within the relevant limitation period provided for in SECTION 9.1 above, give to the party obligated to provide indemnification to such Indemnified Party (the "INDEMNITOR") a notice (a "CLAIM NOTICE") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; PROVIDED, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and PROVIDED FURTHER, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure. All notices to be given by the Parent Indemnified Parties to the Stockholders under this
ARTICLE IX shall be deemed properly given if delivered to the Stockholders' Representative and the Escrow Agent in accordance with the provisions of the Escrow Agreement and all notices to be given by the Stockholder Indemnified Parties to Parent under this ARTICLE IX shall be deemed properly given if delivered to Parent in accordance with the provisions of SECTION 10.2 of this Agreement.

                           (b) Indemnitor shall have thirty days after the
giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds or Escrowed Shares as provided in SECTION 9.6 or (ii) to provide such Indemnified Party with notice that it disagrees with the purported facts, the amount or method of determination set forth in the Claim Notice (the "DISPUTE NOTICE"). Within fifteen days after the giving of the Dispute Notice, a representative of Indemnitor and such Indemnified Party shall negotiate in a BONA FIDE attempt to resolve the matter. In the event that the controversy is not resolved within thirty days of the giving of the Dispute Notice, the parties shall proceed to binding arbitration pursuant to the following procedures:

                                    (1) Any party may send another party written
notice identifying the matter in dispute and invoking the procedures of this
SECTION 9.3. Within 14 days, each party involved in the dispute shall meet at a mutually agreed location in Phoenix, Arizona, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration.

                                    (2) If such parties fail to resolve the
dispute by written agreement or agree on the arbitrator within said 14-day period, any such party may make written application to the American Arbitration Association ("AAA") for the appointment of a panel of three arbitrators (collectively, the "ARBITRATOR") to resolve the dispute by arbitration. At the request of AAA the parties involved in the dispute shall meet with AAA at its offices within ten calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; PROVIDED, HOWEVER, that the selection

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

of the Arbitrator shall be the exclusive decision of AAA and shall be made within 30 days of the written application to AAA.

                                    (3) Within 120 days of the selection of the
Arbitrator, the parties involved in the dispute shall meet in Phoenix, Arizona with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the dispute. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by for appointment of the Arbitrator, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the parties) Each party shall have no longer than five days to present its position, the entire proceedings before the Arbitrator shall be no more than ten consecutive days, and the decision of the Arbitrator shall be made in writing no more than 30 days following the end of the proceeding. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

                  9.4. THIRD PERSON CLAIMS. If a claim by a third Person is made against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this ARTICLE IX, such Indemnified Party shall promptly notify the Indemnitor in writing of such claims, setting forth such claims in reasonable detail. The Indemnitor shall have twenty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; PROVIDED that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense; and PROVIDED FURTHER that, if in the opinion of counsel for such Indemnified Party, there is a reasonable likelihood of a conflict of interest between the Indemnitor and the Indemnified Party, the Indemnitor shall be responsible for reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense. So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnitor. If the Indemnitor does not notify the Indemnified Party within ten days after receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to undertake, at Indemnitor's cost, risk and expense, the defense, compromise or settlement of the claim but shall not thereby waive any right to indemnity therefore pursuant to this Agreement. The Indemnitor shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties (I.E., the Stockholder Indemnified Party or the Parent Indemnified Party, as the case may be) of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

                  9.5.     LIMITATION ON INDEMNITY.


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

                           (a) Notwithstanding the foregoing, an Indemnitor
shall not be obligated to indemnify an Indemnified Party under SECTIONS 9.2(a) or (b) unless and until the aggregate of all Damages suffered by such Indemnified Parties hereunder exceeds $200,000 (the "THRESHOLD AMOUNT"), whereupon, provided the other requirements of this ARTICLE IX have been complied with, the full amount of Damages in excess of such Threshold Amount, and all subsequent Damages, shall become due and payable. Notwithstanding the foregoing, no Threshold Amount shall apply to (i) the obligations of any party hereto to the extent a breach results from fraud, intentional misrepresentation or intentional concealment or (ii) the several obligations of the Stockholders provided in Section 5 of each Stockholder Support Agreement.

                           (b) Notwithstanding anything to the contrary
contained in this Agreement or in any other agreement or document delivered pursuant hereto, the indemnification obligations of the Stockholders pursuant to this ARTICLE IX or otherwise shall be limited to the amount and assets deposited and present in the Escrow Account and, in the case of indemnification claims pursuant to clauses (iii) and (iv) of SECTION 9.2(a) relating to breaches by an individual Stockholder of the representations, warranties and covenants in his, her or its Stockholder Support Agreement or Release, shall be limited to the number of Escrowed Shares held in the Escrow Account on behalf of such breaching Stockholder; PROVIDED, HOWEVER, that with respect to breaches by an individual Stockholder of the representations, warranties and covenants in his, her or its Release, Parent shall be entitled to indemnification from all Escrowed Shares. Parent shall not be entitled to pursue any claims for indemnification under this
ARTICLE IX or otherwise against the Stockholders directly or personally, and the sole and exclusive recourse of Parent shall be to make claims against the Escrow Account in accordance with the terms of this Agreement and the Escrow Agreement, except claims for Damages with respect to (i) breaches resulting from fraud, intentional misrepresentation or intentional concealment, which claims, to the extent they exceed the amount of the Escrow Account (or in the case of a breaching Stockholder, such breaching Stockholder's portion of the Escrow Account), may be pursued by Parent only against the party or parties that are determined to have committed such breaches and (ii) breaches by an individual Stockholder of the obligations set forth in Section 5 of his, her or its Stockholder Support Agreement, which claims, to the extent they exceed the amount of the breaching Stockholder's portion of the Escrow Account, may be pursued by Parent only against such breaching Stockholder. The total indemnity obligations of Parent shall not exceed $7,000,000.

                  9.6. PAYMENT OUT OF ESCROW ACCOUNT. All indemnification or reimbursement payments to be made by the Stockholders pursuant to this ARTICLE IX shall be paid from the Escrow Account pursuant to the terms of the Escrow Agreement. Escrowed Shares tendered as indemnification payments shall be valued at the Initial Stock Price if paid prior to the Effective Registration Date and at the Adjusted Stock Price if paid on or after the Effective Registration Date.

                  9.7. REMEDIES. The remedies in this ARTICLE IX shall be the exclusive remedies of the parties with respect to any and all matters covered by this Agreement, except for the remedies of specific performance, injunction and other equitable relief; PROVIDED, HOWEVER, that no party hereto shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent such rights, claims, causes of action or remedies may not be waived under

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

applicable law or fraud, intentional misrepresentation or active concealment is proven on the part of a party by another party hereto.

                                   ARTICLE X.

                                  MISCELLANEOUS

                  10.1. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, in accordance with the terms hereof. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of Parent, or by Parent or Merger Sub without the prior written consent of the Company, except that Parent may, without such consent, assign the rights hereunder (either before or after the Closing Date), to an Affiliate of Parent; PROVIDED, HOWEVER, that no such assignment shall release Parent of any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

                  10.2. NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by registered or certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

         If to Parent or Merger Sub:

                  Ticketmaster Online-CitySearch, Inc.
                  790 E. Colorado Blvd., Suite 200
                  Pasadena, CA  91101
                  Attn:    Bradley K. Serwin
                  Telephone:        (626) 660-2567
                  Fax:              (626) 405-9929

         With copies to:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, California 90071
                  Attention:  Kenneth M. Doran
                  Telephone:        (213) 229-7000
                  Fax:              (213) 229-7520

         If to the Company:

                  TicketWeb Inc.
                  2929 Seventh Street, Suite 200
                  Berkeley, CA 94710
                  Attention:  Andrew Dreskin
                  Telephone:        (510) 704-4448
                  Fax:              (510) 649-9218


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

         With a copy to:

                  Venture Law Group
                  2800 Sand Hill Road
                  Menlo Park, CA 94025
                  Attention:  Steven J. Tonsfeldt
                  Telephone:        (650) 854-4488
                  Fax:              (650) 233-8386

                  Any party may, from time to time, designate any other address to which any such notice to such party shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

                  10.3. CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, as applied to agreements among Delaware residents entered into and wholly to be performed within the State of Delaware (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

                  10.4. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with the Ancillary Agreements and all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or other amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  10.5. COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.6. SEVERABILITY. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; PROVIDED, HOWEVER, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision that is legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

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

                  10.7. HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  10.8. SCHEDULES. The Schedules and the Exhibits referenced in this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                  10.9. NO THIRD PARTY BENEFICIARIES. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement (and their successors and assigns) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

                  10.10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages.

                  10.11. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  10.12. EXPENSES. Except as otherwise specifically provided in this Agreement, (a) Parent will pay its own fees and expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees, investment banking fees, fees and points to any lender, consulting fees and related disbursements in connection with any of the foregoing ("TRANSACTION FEES") and (b) the aggregate Transaction Fees of the Company, which shall be reasonable and, to the extent practicable, shall be approved by Parent prior to being incurred, shall be paid as provided in SECTION 6.11.

                  10.13.   STOCKHOLDERS' REPRESENTATIVE.

                           (a) By executing the Stockholder Support Agreements,
each Stockholder irrevocably constitutes and appoints Andrew Dreskin as the true and lawful agent and attorney-in-fact (hereinafter referred to as the "STOCKHOLDERS' REPRESENTATIVE") of each Stockholder, with full powers of substitution, to act in the name, place and stead of each Stockholder with respect to the Merger in accordance with the provisions of this Agreement and the Escrow Agreement, and to do or refrain from doing all such further acts and things, to execute all such certificates, instruments and other documents, as such Stockholders' Representative may deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement or the Escrow Agreement, to give and receive notices and communications, to authorize delivery to Parent of the Escrow Shares or other property from the Escrow Account in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with

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

orders of courts and awards of arbitrators with respect to such claims and to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing. Such agency may be changed by the Stockholders from time to time upon not less than thirty days prior written notice to Parent; PROVIDED, HOWEVER, that the Stockholders' Representative may not be removed unless holders of a two-thirds interest in the Escrow Account agree to such removal and to the identity of the substituted stockholders' representative. Any vacancy in the position of Stockholders' Representative may be filled by approval of the holders of a majority in interest of the Escrow Account.. The Stockholders agree that any such action, if material to the rights and obligations of the Stockholders in the reasonable judgment of the Stockholders' Representative, shall be taken in the same manner with respect to all Stockholders, unless otherwise agreed by each Stockholders. The appointment of the Stockholders' Representative shall be deemed coupled with an interest and shall be irrevocable, and Parent and any other person may conclusively and absolutely rely, without inquiry, upon any actions of the Stockholders' Representative as the act of Stockholders in all matters referred to in this Agreement.

                           (b) The Stockholders' Representative shall not be
liable for any act done or omitted hereunder as Stockholders' Representative while acting in good faith and in the exercise of reasonable judgment.

                           (c) The Stockholders' Representative shall have
reasonable access to information about the Company and Parent and the reasonable assistance of the Company's and Parent's officers and employees for purposes of performing his duties and exercising his rights hereunder, PROVIDED, that (i) the Stockholders' Representative shall treat confidentially and not disclose any nonpublic information from or about the Company or Parent to anyone (except on a need to know basis to individuals who agree in writing to treat such information confidentially) and (ii) such information shall not be provided by Parent or the Company to the extent that (A) such information is subject to a confidentiality or nondisclosure agreement to which Parent or the Company is a party, (B) disclosure of such information would jeopardize the attorney/client or work product privileges attaching to such information or (C) such information would not otherwise be required to be disclosed by Parent or the Company pursuant to applicable discovery rules.

                           (d) The Stockholders shall, severally and not
jointly, on a pro rata basis based on their proportionate ownership interests in the Escrow Account immediately following the Closing, indemnify, defend and hold the Stockholders' Representative harmless from and against any loss, damage, tax, liability and expense that may be incurred by the Stockholders' Representative arising out of or in connection with the acceptance or administration of the Stockholders' Representative's duties, except as caused by the Stockholders' Representative's gross negligence or willful misconduct, including the legal costs and expenses of defending such Stockholders' Representative against any claim or liability in connection with the performance of the Stockholders' Representative's duties. Prior to final distribution of Escrowed Shares in termination of the Escrow as provided in the Escrow Agreement, the Stockholders' Representative shall be entitled, but not limited to, such indemnification from the Escrow Fund (with the Parent Shares included therein, if any, being valued at the Adjusted Stock Price for this purpose) prior to any distribution thereof to the Stockholders, but after any distributions therefrom to Parent; PROVIDED, HOWEVER, that the Escrow

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

Agent shall disburse such Escrowed Shares, if any, FIRST, from the Accounts (as defined in the Escrow Agreement) of all Stockholders other than the holder of Preferred Shares on a PRO RATA basis and SECOND, to the extent additional Escrowed Shares are necessary to satisfy such claims, from the Account of the holder of Preferred Shares.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                   TICKETMASTER ONLINE-CITYSEARCH, INC., a
                                   Delaware corporation


                                   By:
                                      ------------------------------------------
                                      Name: Daniel Marriott
                                      Title: Executive Vice President


                                   TMCS MERGER SUB, INC., a Delaware corporation



                                   By:
                                      ------------------------------------------
                                      Name: Daniel Marriott
                                      Title: Executive Vice President


                                   TICKETWEB INC.,
                                   a Delaware corporation



                                   By:
                                      ------------------------------------------
                                      Name: Andrew Dreskin
                                      Title: President



                                       66